                                                                     Exhibit 2.2
                                                                     -----------

                             AGREEMENT TO SUBLEASE


                                 by and among


                          ALLTEL COMMUNICATIONS, INC.

                              THE ALLTEL ENTITIES


                                      and

                             AMERICAN TOWERS, INC.


                                      and


                          AMERICAN TOWER CORPORATION


                               December 19, 2000

                               TABLE OF CONTENTS



                                                                            Page

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.  Definitions..................................................  2
SECTION 1.2.  Other Capitalized Terms...................................... 15


                                   ARTICLE II

AGREEMENT DOCUMENTS........................................................ 15


                                  ARTICLE III

                         CONVEYANCE AND CONSIDERATION

SECTION 3.1.  Conveyance................................................... 16
SECTION 3.2.  Consideration................................................ 17
SECTION 3.3.  Consents and Approvals....................................... 17

                                  ARTICLE IV

                                   CLOSINGS

SECTION 4.1.  Closings..................................................... 18
SECTION 4.2.  Transactions and Documents at the Closings................... 19
SECTION 4.3.  Costs of Closing............................................. 20
SECTION 4.4.  Further Assurances........................................... 20
SECTION 4.5.  Site Designation Supplements and MLA Schedules............... 21
SECTION 4.6.  Deferral of Closings; Updating of Representations;
              Excluded Sites............................................... 23
SECTION 4.7.  Prorations................................................... 26

                                   ARTICLE V

                       ADDITIONAL AGREEMENTS; COVENANTS

SECTION 5.1.  Expenses..................................................... 27
SECTION 5.2.  Access to Information; Confidentiality....................... 28
SECTION 5.3.  Agreement to Cooperate; Certain Other Covenants.............. 29
SECTION 5.4.  Public Announcements......................................... 30
SECTION 5.5.  Notification of Certain Matters.............................. 31
SECTION 5.6.  Other Offers; Non-Solicitation............................... 31
SECTION 5.7.  Preliminary Title Reports.................................... 32
SECTION 5.8.  Environmental Site Assessments............................... 32

SECTION 5.9.  Structural Assessments......................................  32
SECTION 5.10. Risk of Loss and Insurance..................................  32
SECTION 5.11. Condemnation................................................  32
SECTION 5.12. Recordation of Site Designation Supplements.................  33
SECTION 5.13. Additional Sites; In Progress Sites; Zoned Sites............  33
SECTION 5.14. ATC Parent's Guaranty.......................................  35
SECTION 5.15. ALLTEL Guaranty.............................................  36
SECTION 5.16. Delivery of Tower Files.....................................  37
SECTION 5.17. Conduct of Business by ALLTEL...............................  38

                                  ARTICLE VI

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF ALLTEL

SECTION 6.1.  Organization and Business; Power and Authority; Effect of
              Transaction.................................................  39
SECTION 6.2.  [RESERVED]..................................................  41
SECTION 6.3.  Title to Properties; Leases.................................  41
SECTION 6.4.  Compliance with Private Authorizations......................  43
SECTION 6.5.  Compliance with Governmental Authorizations and Applicable
              Law.........................................................  43
SECTION 6.6.  Related Transactions........................................  44
SECTION 6.7.  Insurance...................................................  45
SECTION 6.8.  Tax Matters.................................................  45
SECTION 6.9.  Material Agreements.........................................  45
SECTION 6.10. Broker or Finder............................................  46
SECTION 6.11. Operating and Maintenance...................................  46
SECTION 6.12. Environmental Matters.......................................  46
SECTION 6.13. Copies of Documents.........................................  47

                                  ARTICLE VII

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF ATC

SECTION 7.1.  Organization and Business; Power and Authority; Effect of
              Transaction.................................................  47
SECTION 7.2.  [RESERVED]..................................................  48
SECTION 7.3.  Compliance with Governmental Authorizations and Applicable
              Law.........................................................  48
SECTION 7.4.  Broker or Finder............................................  49
SECTION 7.5.  Sufficient Funding..........................................  49

                                  ARTICLE VIII

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF ATC PARENT


SECTION 8.1.  Organization and Business; Power and Authority; Effect of
              Transaction.................................................  49

SECTION 8.2.  [RESERVED]..................................................  50
SECTION 8.3.  Compliance with Governmental Authorizations and Applicable
              Law.........................................................  50
SECTION 8.4.  Broker or Finder............................................  51
SECTION 8.5.  Sufficient Funding..........................................  51
SECTION 8.6.  ATC Representations and Warranties..........................  51

                                   ARTICLE IX

[INTENTIONALLY OMITTED]...................................................  51

                                   ARTICLE X

                  CONDITIONS TO OBLIGATIONS OF ALLTEL AND ATC


SECTION 10.1. Conditions to Obligations of Each Party.....................  51
SECTION 10.2. Conditions to Obligations of ATC............................  52
SECTION 10.3. Conditions to Obligations of ALLTEL.........................  53

                                   ARTICLE XI

                                INDEMNIFICATION

SECTION 11.1.  Survival...................................................  54
SECTION 11.2.  Indemnification............................................  55
SECTION 11.3.  Limitation of Liability....................................  55
SECTION 11.4.  Notice of Claims...........................................  56
SECTION 11.5.  Defense of Third Party Claims..............................  56
SECTION 11.6.  Exclusive Remedy...........................................  56

                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 12.1.  Termination................................................  57
SECTION 12.2.  Effect of Termination......................................  58

                                  ARTICLE XIII

                               GENERAL PROVISIONS

SECTION 13.1.  Waivers; Amendments........................................  59
SECTION 13.2.  ALLTEL References..........................................  59
SECTION 13.3.  Notices....................................................  59
SECTION 13.4.  Power of Attorney..........................................  60
SECTION 13.5.  Specific Performance; Other Rights and Remedies............  60
SECTION 13.7.  Counterparts...............................................  61
SECTION 13.8.  Section Headings...........................................  61

SECTION 13.9.  Governing Law...............................................  61
SECTION 13.10. Further Acts................................................  61
SECTION 13.11. Entire Agreement............................................  61
SECTION 13.12. Assignment..................................................  62
SECTION 13.13. Parties in Interest.........................................  63
SECTION 13.14. Mutual Drafting.............................................  63
SECTION 13.15. [RESERVED]..................................................  63
SECTION 13.16. Excluded Damages............................................  63
SECTION 13.17. Expenses....................................................  63
SECTION 13.18. Agents......................................................  63
SECTION 13.19. Several Liability...........................................  63

Exhibits
--------

         Exhibit A-1 - List of Existing Sites
         Exhibit A-2 - List of Potential Existing Sites
         Exhibit B - List of ALLTEL Entities
         Exhibit C - Form of Joinder to Agreement
         Exhibit D - Form of Sublease
         Exhibit E - Form of Assignment of Ground Leases
         Exhibit F - Form of Assignment of Existing Tenant Leases
         Exhibit G - Opinion Letter from ALLTEL's Counsel
         Exhibit H - Opinion Letter from ATC's Counsel
         Exhibit I -  Form of Required Oasis Information
         Exhibit J - Form of Assumption of Contractual Obligations
         Exhibit K - Notice of Modification or Addition to ALLTEL Equipment Exhibit L - Excluded Sites
         Exhibit M - [RESERVED]
         Exhibit N - 1 -Sites to be Completed by ALLTEL (Zoned Sites)
         Exhibit N - 2 - Potential Sites to be Completed by ALLTEL (Zoned Sites) Exhibit O-1 -List of In-Progress Sites
         Exhibit O-2  -- List of Potential In Progress Sites

                             AGREEMENT TO SUBLEASE

     THIS AGREEMENT TO SUBLEASE ("Agreement"), made and entered into this 19/th/ day of December, 2000 ("Effective Date"), by and among ALLTEL COMMUNICATIONS, INC., a Delaware corporation ("ALLTEL Inc."), and the ALLTEL Entities (ALLTEL Inc., and the ALLTEL Entities being each referred to herein individually as "ALLTEL," and collectively as the "ALLTEL Companies"), and AMERICAN TOWERS, INC., a Delaware corporation ("ATC") and AMERICAN TOWER CORPORATION, a Delaware corporation ("ATC Parent").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the ALLTEL Companies own or lease tower site locations used in connection with their operations or the operation by their Affiliates of a wireless communications network; and

     WHEREAS, ATC Parent directly and through its Affiliates, including ATC, is engaged in the business of, among other things, developing, constructing, managing, maintaining, marketing, operating and leasing networks of communications tower facilities, including the management of wireless communications sites; and

     WHEREAS, ATC Parent and the ALLTEL Companies desire to enter into an agreement relating to: (i) the lease or sublease of certain cell site locations, by the ALLTEL Companies, on the one hand, and ATC and ATC Parent, on the other hand, pursuant to the terms and conditions of the Lease and Sublease in the form attached hereto as Exhibit D (the "Sublease"); (ii) the design, construction and installation by ATC of certain tower structures pursuant to the terms and conditions of that certain Build to Suit Agreement of even date herewith among the ALLTEL Companies and ATC and ATC Parent (the "Build-to-Suit Agreement");
(iii) with respect to tower sites constructed pursuant to the Build-to-Suit Agreement, In Progress Sites and sites owned or leased by ATC or its Affiliates, the license of space on such sites which may be licensed to the ALLTEL Companies, on the one hand, from ATC or an Affiliate thereof, on the other hand, pursuant to that certain Master Tower Space License Agreement of even date herewith among ALLTEL Inc. and ATC (the "MLA"); (iv) leasing, marketing, and management services pending the closing of the transactions contemplated hereby pursuant to that certain Site Management Agreement of even date herewith among ATC and ATC Parent and the ALLTEL Companies (the "Site Management Agreement"), and (v) various other agreements with respect to the respective rights, duties and obligations of the parties relating to the subject matter hereof, all as more particularly described in and subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.  Definitions.
-------------------------

     For purposes of this Agreement, the following capitalized terms have the following respective meanings:

          "Acquired Interests" has the meaning given to such term in Section 3.1(a).

          "Action" means any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, or request for material information by or pursuant to the order of any Governmental Authority, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Governmental Authority or other Person.

          "Additional ALLTEL Equipment" has the meaning given to such term in the Sublease.

          "Additional ALLTEL Space" has the meaning given to such term in the Sublease.

          "Additional Sites" has the meaning given to such term in Section 5.13.

          "Affiliate(s)" or "Affiliated" of a Person means any Person which, whether directly or indirectly, Controls, is Controlled by or is under common Control with the subject Party.

          "AGL" has the meaning given to such term in Section 4.6(e)(i).

          "Agreement" has the meaning given to such term in the preamble.

          "ALLTEL" has the meaning given to such term in the preamble and shall mean one, some or all of the ALLTEL Companies, as the context may require.

          "ALLTEL Business" has the meaning given to such term in Section
     6.3(a).

          "ALLTEL Disclosure Schedule(s)" means those schedules prepared by ALLTEL and to be attached hereto containing the information required to be disclosed to ATC pursuant to the terms and conditions of this Agreement.

          "ALLTEL Equipment" has the meaning given to such term in the Sublease.

          "ALLTEL Entities" means those partnerships, limited liability companies, and corporations that are listed on Exhibit B attached hereto and which (i) are signatories to this Agreement on the date hereof, or (ii) have joined in the execution and delivery of this Agreement by executing and delivering to ATC and ALLTEL Inc., after the Effective

     Date but on or before the ninetieth (90/th/) day after the Effective Date, a Joinder to Agreement in the form attached hereto as Exhibit C. The Agreement shall automatically be deemed amended to include any of the ALLTEL Entities that executes and delivers to ATC and ALLTEL Inc. within the time frame set forth above a Joinder to Agreement in the form attached hereto as Exhibit C without any other action or approval of any other Party hereto.

          "ALLTEL Guarantors" means, individually and in the aggregate, ALLTEL Inc. and those Affiliates of ALLTEL Inc. listed under the heading "ALLTEL Guarantors" on the signature pages hereto, each of whom have agreed to jointly and severally guarantee the ALLTEL Obligations in accordance with the terms and conditions set forth in Sections 5.15, 6.1(d), and 13.19.

          "ALLTEL Inc." has the meaning given to such term in the preamble.

          "ALLTEL Indemnitee" means ALLTEL, its Affiliates, and the respective directors, officers, partners, members, employees, representatives and agents of ALLTEL or any Affiliate (excluding ATC, its Affiliates and any of their agents).

          "ALLTEL Material Adverse Effect" means as to any Site, any Event or Events that (a) has had or is reasonably likely to have a material adverse effect on the Acquired Interests or Sublease Interests in respect of such Site, or (b) has materially adversely affected or is reasonably likely to materially adversely affect the validity or enforceability of, or ability of ALLTEL or any of its Affiliates to perform, this Agreement or any of the Transaction Documents, or the likelihood of consummation of the Transactions. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event (i) generally affecting the economy, the wireless communications industry, the tower ownership, operation, leasing, management and construction business or (ii) arising out of the execution or public announcement of this Agreement, shall not be deemed to constitute such a material adverse effect for the purposes of this definition.

          "ALLTEL Obligations" has the meaning given to such term in Section 5.15(a).

          "Alternative Transaction" shall mean any proposal or offer relating to a sale, assignment, lease, transfer, or disposition of, or similar transaction involving, all or any substantial portion of the Sites or any series of related transactions of the foregoing nature.

          "ATC" has the meaning given to such term in the preamble.

          "ATC Class A Common Stock" has the meaning given to such term in the Sublease.

          "ATC Delivery Date" has the meaning given to such term in Section 4.5(a).

          "ATC Indemnitees" means ATC, its Affiliates, and the respective directors, officers, partners, members, employees, representatives and agents of ATC or its Affiliates.

          "ATC Material Adverse Effect" shall mean any Event or Events that has materially adversely affected or is reasonably likely to materially adversely affect the validity or enforceability of, or ability of ATC or any ATC Affiliate, to perform this Agreement or any of the Transaction Documents, or the likelihood of consummation of the Transactions. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event (i) generally affecting the economy, the wireless communications industry, the tower ownership, operation, leasing, management and construction business, or the business of providing satellite-based communications services, or (ii) arising out of the execution or public announcement of this Agreement shall not be deemed to constitute such a material effect for the purposes of this definition.

          "ATC Obligations" has the meaning given to such term in Section
     5.14(a).

          "ATC Parent" has the meaning given to such term in the preamble.

          "ATC Parent Indenture" means the Amended and Restated Loan Agreement, by and among, certain Subsidiaries (as defined therein) of ATC Parent, the Financial Institutions named therein and the Agents named therein, dated as of January 6, 2000, as heretofore amended.

          "Broadband Carrier" means an FCC licensee providing Broadband
     Services.

          "Broadband Equivalent Tenant" means the following minimum space and capacity requirements for use by one (1) Broadband Carrier tenant at a
     Site: (a) available space on the Tower for one twelve (12) panel antenna array (up to 25 lbs. per antenna) and twelve (12) lines (up to a diameter of 1 5/8" each) and associated mounts at a location on the Tower that is technologically suitable (with respect to height of location) for the transmission of wireless broadband services of a Broadband Carrier (but in no event less than ten consecutive vertical feet of space), and (b) 12 feet by 28 feet of available ground space to accommodate a shelter or cabinets (including associated grounding and overhangs).

          "Broadband Services" means (a) commercial mobile radio services provided in the A or B 800 MHz band of spectrum for use in cellular services, (b) personal communications services provided in the A-through-F 1900 MHz band of spectrum for use in PCS services, or (c) LMDS or MMDS (as such terms are defined by the FCC) licensed issued by the FCC.

          "Build-to-Suit Agreement" has the meaning given to such term in the third Whereas clause.

          "Claims" shall mean any and all debts, liabilities, obligations, losses, damages, claims, refunds, credits, deficiencies, assessments and penalties, together with all Actions, pending or, to a Party's Knowledge, threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

          "Closing(s)" has the meaning given to such term in Section 4.1(a).

          "Closing Date(s)" has the meaning given to such term in Section
     4.1(a).

          "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor Law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          "Confidential Information" has the meaning given to such term in
     Section 5.2(b).

          "Confidentiality Agreement" means that certain confidentiality agreement between American Tower Corporation and Salomon Smith Barney on behalf of ALLTEL Corporation dated as of September 22, 2000.

          "Contract" or "Contractual Obligation" shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability to which ALLTEL or ATC, as applicable, is a party or to which it or any of the Sublease Interests or Acquired Interests is subject.

          "Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise. The sole general partner of any Person that is a partnership will be deemed to control such Person and the sole manager(s) of any Person that is a limited liability company shall be deemed to control such Person.

          "Distribution(s)" shall mean, with respect to any Person, (a) the declaration or payment of any dividend (except dividends payable in common stock of such Person) on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Affiliate of such Person owned by a Person other than such Person or an Affiliate of such Person, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of such Person or any shares of capital stock of any Affiliate of such Person owned by a Person other than such Person or an Affiliate of such Person, and (c) any other distribution on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Affiliate of such Person owned by a Person other than such Person or an Affiliate of such Person.

          "Effective Date" has the meaning given to such term in the preamble.

          "Environmental Conditions" means, as to each Site, any conditions or circumstances, including without limitation, the presence of any unregistered above or below ground storage tank for Hazardous Materials or the presence of Hazardous Materials, that (i) require abatement or correction under the Environmental Laws, (ii) give rise to any civil or criminal Liability under any Environmental Law relating to the use or occupancy of any Site or (iii) constitute a public or private nuisance.

          "Environmental Exclusion Criteria" has the meaning given to such term in Section 4.6(a).

          "Environmental Law" shall mean any Law relating to or otherwise imposing Liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to Releases or threatened Releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata), Environmental Conditions, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials and other pollutants, contaminants or chemicals. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.) ("CERCLA"), the
                                               -- ---
     Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the
                                                                   -- ---
     Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.),
                                                                    -- ---
     the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.),
                                                                     -- ---
     the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances
                                               -- ---
     Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and
                                         -- ---
     Health Act (29 U.S.C. Section 651 et seq.), the National Historic
                                       -- ---
     Preservation Act (16 U.S.C. Section 470 et seq.), the Federal Insecticide
                                             -- ---
     Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the
                                                         -- ---
     Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous Laws, and the rules and regulations promulgated
     -- ---
     thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          "Environmental Permit" shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

          "Environmental Report" shall mean a Phase I environmental site assessment report.

          "Event" shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

          "Excluded Sites" means any Site excluded from this Agreement pursuant to the terms of this Agreement.

          "Exhibits" means the exhibits listed in Article II(b).

          "Existing Sites" means the Sites that are listed in Exhibit A-1 attached hereto and, in the event that and to the extent that the applicable ALLTEL Entity executes a Joinder to Agreement, Exhibit A-2 attached hereto, each as may be amended from time to time in accordance with Section 5.13 (including, without limitation, the subsequent addition of In Progress Sites and Zoned Sites). ALLTEL has used its good faith efforts to list all Sites appropriately between Exhibits A-1 and A-2. Notwithstanding the exercise of such efforts, in the event the Parties discover that any Site(s) has been incorrectly listed in Exhibit A-1 (because it is not owned by one of the ALLTEL Entities that is a signatory to this Agreement on the Effective Date) or in Exhibit A-2 (because it is owned by one of the ALLTEL Entities that is a signatory to this Agreement on the Effective Date), such Site(s) shall be removed from Exhibit A-1 or Exhibit A-2, as the case may be, and added to Exhibit A-1 or Exhibit A-2, as the case may be, upon written notice to ATC by ALLTEL no less than thirty (30) days prior to the applicable Closing Date of such Site(s).

          "Existing Tenant Leases" means, collectively, the lease, license or subleases agreements between ALLTEL and any third party for the use of any Included Site that was executed on or before the Effective Date or the applicable Closing Date.

          "FAA" means the Federal Aviation Administration or any successor Governmental Authority.

          "FCC" means the Federal Communications Commission or any successor Governmental Authority.

          "FCC Authorizations" has the meaning given to such term in the Sublease.

          "Final Closing" has the meaning given to such term in Section 4.1(b).

          "Forum" means any federal, state, territorial, county, local, municipal, foreign or other court, governmental agency, administrative body or agency, tribunal, authority, private alternative dispute resolution system, or arbitration panel.

          "GAAP" means generally accepted accounting principles, consistently applied.

          "Governmental Authority(ies)" means any federal, state, territorial, county, municipal, local, or other government or governmental agency, authority or body or any other type of regulatory agency, authority or body, whether domestic or foreign, whether administrative, executive, judicial or legislative, including without limitation the FCC and the FAA.

          "Governmental Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, certificates of occupancy, registrations and other authorizations, including, without limitations, Site Permits, of all Governmental Authorities, in connection with the ownership, or operation of Sites.

          "Governmental Filings" shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Governmental Authorities.

          "Ground Lease" means the ground lease, easement, right of way, or other right of use agreement, pursuant to which ALLTEL holds a leasehold interest, leasehold estate or other real property interest or other right of use agreement for any Site (other than Excluded Sites), including, without limitation, associated access easements and rights of way.

          "Ground Lessor" means the "grantor" or "lessor" or "landlord" or "licensor" under a Ground Lease.

          "Ground Rent" has the meaning given to such term in the Sublease.

          "Hart-Scott-Rodino Act" means the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended.

          "Hazardous Materials" means and includes any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law; or (b) that is defined as a "hazardous waste" or "hazardous substance" or "hazardous material" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Governmental Authority or subject to any Environmental Law; or (d) the presence of which on the real property owned or leased by such Person poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces, lead, asbestos or asbestos-containing materials, or urea formaldehyde foam insulation.

          "Immediate Family" shall mean, with respect to any individual, his or her spouses, past or present, children, parents and siblings, and any of the spouses of the foregoing, past or present, in all cases whether related by blood, by adoption or by marriage.

          "Included Sites" means any Site that becomes subject to the Sublease or any In Progress Sites that becomes subject to the MLA, in accordance with the terms and conditions of this Agreement.

          "Indemnity Period" means has the meaning given to such term in Section 11.1.

          "Initial Closing" has the meaning given to such term in Section
     4.1(b).

          "Initial Closing Date" has the meaning given to such term in Section 4.1(b).

          "In Progress Sites" means any Site (other than any Site subject to a build-to-suit or other similar Contract between ALLTEL and a third party as of the Effective Date) which (a) was not listed on Exhibit A-1, Exhibit A-2, Exhibit L, Exhibit N-1, or Exhibit N-2 attached hereto, (b) is completed or in progress by or on behalf of any of the ALLTEL Companies after the Effective Date and before the Termination Date, and (c) in accordance with
     Section 5.13, is acquired by ATC and subleased to ALLTEL pursuant to the MLA in consideration for the Purchase Price. In Progress Sites are listed in Exhibit O-1 attached hereto and, in the event that and to the extent that the applicable ALLTEL Entity executes a Joinder to Agreement, Exhibit O-2 attached hereto.

          "Intellectual Property" means all of ALLTEL's and its Affiliates' rights in and to, (a) copyrights, patents, trademarks, trade names, service marks, URLs and applications for the foregoing, and software, firmware, trade secrets, proprietary technologies, know-how, inventions, processes and formulas (secret or otherwise, whether patentable or unpatentable and whether or not reduced to practice), (b) all applications, registrations, renewals in connection with the foregoing, and all improvements and goodwill associated therewith; and (c) all copies and tangible embodiments thereof (in whatever form or medium) provided, however, that notwithstanding the foregoing, Intellectual Property shall not include, and the Sublease Interests or Acquired Interests (as applicable) shall include, the Required Co-Location Documents, the Tower File Data and the Required Oasis Information, it being understood that both ALLTEL and ATC shall have the right to have copies of and to use the Required Co-Location Documents, the Tower File Data and the Required Oasis Information.

          "Joinder to Agreement" means a Joinder to Agreement in the form attached hereto as Exhibit C pursuant to which certain ALLTEL Entities may join in the execution and delivery of this Agreement.

          "Lighting & Monitoring Equipment" has the meaning given to such term in the Sublease.

          "known," "to the best knowledge of," "to the knowledge of," or words of similar import means, as to each Party hereto, the actual knowledge of (or words of similar import) any director or executive officer of ATC or ALLTEL, respectively, as of the Effective Date, as such knowledge exists as of the Effective Date, (or, in the case of the ALLTEL Disclosure Schedule, as of the date of such addition), after reasonable review and reasonable inquiry of appropriate employees.

          "Laws" means (a) all administrative, judicial, legislative or other actions, codes consent decrees, constitutions, decrees, directives, enactments, laws, injunctions, judgments, orders, ordinances, promulgations, regulations, requirements, rules, settlement agreements, statutes, or writs of any Governmental Authority, domestic or foreign; (b) the common law, or other legal precedent; or (c) all arbitrator's, mediator's or referee's final, binding and non-appealable awards, decisions, findings or recommendations.

          "Leased Site" shall have the meaning given such term in the Sublease.

          "Liability" means any liability or obligation whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

          "Lien" shall mean any of the following: mortgage; lien (statutory or other including, without limitation, any Tax lien); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

          "Loss and Expense" shall have the meaning given to it in Section 11.2(a).

          "Material Adverse Effect" means, respectively, an ALLTEL Material Adverse Effect or an ATC Material Adverse Effect.

          "Material Agreement" shall mean, (a) with respect to ALLTEL any Ground Lease, Swap Agreement or Existing Tenant Lease, and (b) with respect to each Party, but in the case of ALLTEL only with respect to an Included Site, any material Contractual Obligation that (i) was not entered into in the ordinary course of business, (ii) was entered into in the ordinary course of business which (A) involved the purchase, sale or lease of goods or materials, or purchase or sale of services, aggregating more than $50,000.00 per Contract for which such Party has continuing obligations thereunder, except for warranty obligations pursuant to standard warranties, or (B) is not terminable on one-hundred eighty (180) days or less notice without penalty or other payment, (iii) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (iv) is with any Governmental Authority (other than individual Site or tenant lease agreements), or (v) whose termination or non-performance would reasonably likely have an ALLTEL Material Adverse Effect or an ATC Material Adverse Effect, as the case may be.

          "Microwave Equipment" has the meaning given to such term in the Sublease.

          "Microwave Reserved Space" has the meaning given to such term in the

     Sublease.

          "Microwave Site(s)" has the meaning given to such term in Section 4.6(e).

          "MLA" has the meaning given to such term in the third Whereas clause.

          "Orders" means all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

          "Organic Document" shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock; with respect to a Person which is a partnership, its agreement and certificate of partnership (if any), any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof); and with respect to any other Person, its organizational filings with any Governmental Authority and all agreements among it and/or one or more of its owners or beneficiaries, relating to the Person's governance, operations, and/or Distributions.

          "Owned Site" shall have the meaning given to such term in the Sublease.

          "Party" means each of the ALLTEL Companies, ATC and ATC Parent, as appropriate.

          "Parties" means the ALLTEL Companies, ATC and ATC Parent together.

          "Permitted Liens" means: (a) Liens for current Taxes not yet due and payable, (b) worker's, carrier's and materialman's Liens incurred in the ordinary course of business related to obligations not yet due and payable,
     (c) Existing Tenant Leases, and (d) such imperfections of title, easements, rights of way, encumbrances or other Liens, if any, which are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the Permitted Use thereof, provided, however, that in no event shall Permitted Liens include any Liens affecting any of the Towers or Sites (other than the Reserved Space, Microwave Reserved Space, Additional ALLTEL Space, Microwave Equipment, Additional ALLTEL Equipment and the ALLTEL Equipment), Sublease Interest, or Acquired Interest securing any indebtedness for money borrowed or capitalized lease obligations of any of the ALLTEL Companies (or any of their Affiliates) or otherwise for the benefit of any creditor of any ALLTEL Company (or any of their Affiliates).

          "Permitted Use" has the meaning given to such term in the Sublease.

          "Person" means an individual, partnership, joint venture, limited liability company, association, corporation, trust or any other legal entity.

          "Private Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Governmental Authorities) including without limitation Required Consents.

          "Purchase Price" means, at any given Closing, ATC shall pay to ALLTEL for each In Progress Site deemed to be an Included Site, in accordance with the terms and conditions of Section 5.13(b) and (c), for such Closing, an aggregate amount of cash equal to ALLTEL's out-of-pocket costs and expenses (as set forth in a reasonably detailed description thereof furnished to ATC not less than twenty (20) days following substantial completion of such In Progress Site) as of the applicable Closing Date associated with or directly related to the identification, acquisition, development and construction of such In Progress Site.

          "Purchase Option Consideration" shall have the meaning given to such term in the Sublease.

          "Purchase Option Floor" has the meaning given to such term in the Sublease.

          "Purchase Option Price" has the meaning given to such term in the Sublease.

          "Release" shall have the meaning given to such term, or any term of similar import, in the Environmental Laws, including, without limitation,
     Section 101(14) of CERCLA.

          "Rent" has the meaning given to such term in the Sublease.

          "Required Co-Location Documents" means a complete set of complete copies of all of the following for each Site (other than Excluded Sites) that are prepared by, for, on behalf of, or otherwise in the possession of ALLTEL (including any prepared after the date hereof in order to satisfy ALLTEL's obligation to obtain complete copies): (a) fully executed Ground Lease, together with any amendments or modifications and any oral promises made (if any) or, if applicable, a deed, (b) chain of all applicable assignments of Ground Leases, (c) Environmental Report that affects the Site; (d) a real property boundary survey (including, without limitation, all access and utility easements); provided, however, that notwithstanding anything to the contrary in this Agreement, such boundary survey (if not in ALLTEL's possession) may be delivered by ALLTEL no more than forty-five
     (45) days after the applicable Closing or may be performed by ATC at ALLTEL's sole but reasonable cost and expense, (e) either a 1A or 2C Site Survey (or both if in ALLTEL's possession), (f) all easements and the chain of applicable assignments of such easements, (g) NEPA checklist, (h) title reports, commitments or policies of ALLTEL's leasehold or fee simple interest in the Site, (i) Site plans, Tower drawings, and foundation plans,
     (j) all Existing Tenant Leases that were executed on or before the Effective Date, and (k) final zoning approval/determination, conditional use permits, or a letter (signed by ALLTEL) stating that no zoning was required and the basis thereof.

          "Required Consent" has the meaning given to such term in Section
     3.3(a).

          "Required Oasis Information" means the completion of all information in the tower site data form attached hereto as Exhibit I.

          "Reserved Space" has the meaning given to such term in the Sublease.

          "Restricted Items" has the meaning given to such term in Section
     3.3(a).

          "Site(s)" means all wireless communication sites with a Tower located thereon that is owned or leased by ALLTEL and is now or hereafter subject to the Transaction Documents (other than any Tower site which is owned by a third party where ALLTEL merely collocates on such site). Sites shall include Additional Sites, Existing Sites, Included Sites, In Progress Sites, Zoned Sites and Excluded Sites, as applicable.

          "Site Exclusion Criteria" has the meaning given to such term in
     Section 4.6(a).

          "Site Designation Supplement" has the meaning given to such term in the Sublease.

          "Site Improvements" means, as to each Included Site, (i) Towers, (ii) grounding rings (other than those for the ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment); (iii) fencing; (iv) signage; (v) connections for utility service; (vi) hardware constituting tower platforms; (vii) access road improvements; (viii) common shelters, if any; and (ix) such other equipment, alterations, replacements, modifications, additions, and improvements as may be installed on or made to all or any component of an Included Site. Notwithstanding anything to the contrary, Site Improvements do not include the ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment or personal property owned by third party tenants.

          "Site Maintenance Agreements" means a Contract associated with the operations or maintenance of any Included Site (or any portion thereof) that ALLTEL is a party to so long as such Contract is not associated with the operations or maintenance of the Reserved Space, Microwave Reserved Space, Additional ALLTEL Space, Microwave Equipment, Additional ALLTEL Equipment or the ALLTEL Equipment.

          "Site Management Agreement" has the meaning given to such term in the third Whereas clause.

          "Site Permits" means any and all Governmental Authorizations other than those associated directly and solely with the ownership or operation of any of the ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment or FCC Authorizations.

          "Structural Reports" means a report related to the structure of the Tower and its structural capacity or other improvements on a Site (other than Excluded Sites).

          "Sublease" has the meaning given to such term in the third Whereas clause.

          "Sublease Interests" has the meaning given to such term in Section 3.1(a).

          "Subleased Property" has the meaning given to such term in the Sublease.

          "Substantial Portion of Site" means, as to a Site, so much of such Site (including the Land, Tower and Site Improvements thereof, or any portion thereof) as, when subject to a Taking or damage as a result of a casualty, leaves the untaken or undamaged portion unsuitable for the continued feasible and economic operation of such Site for the Permitted Use.

          "Swap Agreements" means any Contractual Obligation between any of the ALLTEL Companies and any other provider of wireless communications services, local public safety organization, Governmental Authority (including without limitation post offices and law enforcement organizations), or operator of remote monitoring systems for commercial purposes, whereby any of the ALLTEL Companies (or any of their Affiliates) receives a favorable lease rate or right to co-locate on a site owned or operated by such third party for each (or some exchange rate for each) Site upon which such third party co-located(s) upon or vice versa.

          "Taking" means, as to any Site, any condemnation or exercise of the power of eminent domain by any Governmental Authority vested with such power, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority vested with the power of eminent domain.

          "Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any Tax items such as investment Tax credits), alternative or add-on minimum Tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit Tax, custom, duty or other Tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to Tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

          "Tax Return" or "Returns" shall mean all returns, reports, summaries or information, consolidated or otherwise (including without limitation information returns), required to be filed with any Governmental Authority with respect to Taxes.

          "Taxing Authority" shall mean any Governmental Authority responsible for the imposition, assessment or collection of any Tax.

          "Termination Date" has the meaning given to such term in Section 12.1.

          "Termination Fee" has the meaning given to such term in Section 12.1.

          "Tower" means a wireless communication tower structure with an engineered foundation.

          "Tower File Data" means (a) the Required Co-Location Documents, and
     (b) complete copies of all of the following, but only to the extent existing as of the Effective Date or prepared thereafter in the ordinary course of business applicable to a particular Site (other than Excluded Sites) and in the possession of any of the ALLTEL Companies or any third party retained by any of the ALLTEL Companies to store such information on their behalf as of the applicable Site Commencement Date: (i) FAA determination, (ii) State or Local Tall Structure Permits, (iii) FCC antenna registration, (iv) Geotech Soils Report, (v) "Haz Mat" certificates, (vi) copy of any recorded memorandum of Ground Lease, if any,
     (vii) copies of releases of (X) all material third party judgment Liens/Tax Liens Clearances and all judgment Liens/Tax Liens, and (Y) deed restrictions, covenants, and zoning violations that affect the ability to utilize the property as co-locatable tower facility during the term of the Ground Lease, (viii) copy of local zoning ordinance(s), approved zoning drawings or letter stating that no zoning is required (if applicable), (ix) copy of zoning application, (x) application for building (or similar) permit, (xi) copy of certificate of occupancy, (xi) approved construction drawings from the applicable local jurisdiction, (xii) building permit and other local and State permits required for construction of the access, Site and Tower, (xiii) approved zoning drawings, (xiv) site plan, as built, and other site drawings, and (xv) concurrence letter from the state historic preservation office.

          "Transactions" shall mean the transactions contemplated by this Agreement, including without limitation the execution, delivery and performance of the Transaction Documents.

          "Transaction Documents" means collectively this Agreement, the Sublease, the Build-to-Suit Agreement, the Site Management Agreement, the MLA and each of the other documents and agreements listed in Articles IV and X.

          "Zoned Site(s)" means any Site listed in Exhibit N-1 attached hereto, and, in the event that and to the extent that the applicable ALLTEL Entity executes a Joinder to Agreement, the applicable Sites listed in Exhibit N-2 attached hereto.

     SECTION 1.2. Other Capitalized Terms.
     ------------------------------------

     (a) Any other capitalized terms used in this Agreement shall have the respective meanings given to them elsewhere in this Agreement.

                                  ARTICLE II

                              AGREEMENT DOCUMENTS

     This Agreement shall consist of the following documents, as amended from time to time as provided herein:

     (a) this Agreement document;

     (b) the following Exhibits:

              Exhibit A-1 - List of Existing Sites
              Exhibit A-2 - List of Potential Existing Sites
              Exhibit B - List of ALLTEL Entities
              Exhibit C - Form of Joinder to Agreement
              Exhibit D - Form of Sublease
              Exhibit E - Form of Assignment of Ground Leases
              Exhibit F - Form of Assignment of Existing Tenant Leases
              Exhibit G - Opinion Letter from ALLTEL's Counsel
              Exhibit H - Opinion Letter from ATC's Counsel
              Exhibit I -  Form of Required Oasis Information
              Exhibit J -  Form of Assumption of Contractual Obligations
              Exhibit K - Notice of Modification or Addition to ALLTEL Equipment Exhibit L - Excluded Sites
              Exhibit M -  [Reserved]
              Exhibit N-1 -- Sites to be Completed by ALLTEL (Zoned Sites) Exhibit N-2 -- Potential Sites to be Completed by ALLTEL (Zoned Sites)
              Exhibit O-1 -List of In Progress Sites
              Exhibit O-2  -- List of Potential In Progress Sites

     (c) the ALLTEL Disclosure Schedules attached hereto or to be attached hereto in accordance with Section 4.6(b).

If any of the foregoing is inconsistent, this Agreement shall prevail over Exhibits and the ALLTEL Disclosure Schedules.

                                  ARTICLE III

                          CONVEYANCE AND CONSIDERATION

     SECTION 3.1. Conveyance.
     -----------------------

     (a) Subject to the terms and conditions of this Agreement, ALLTEL agrees to grant, convey and deliver to ATC, and ATC agrees to take and accept from ALLTEL, at the Closings, (i) a leasehold, subleasehold interest, or other interest consistent with the terms of the Sublease in and to the Subleased Property, as more particularly described in the Site Designation Supplement and an assignment and assumption of the Existing Tenant Leases for each of the Included Sites in the form attached hereto as Exhibit F (collectively, the "Sublease Interests"), and (ii) a bill of sale and/or assignment and assumption, as applicable, for all Site Improvements, Ground Leases or other real property interest and Site Permits, with respect to certain of the In-Progress Sites in accordance with Section 5.13 ("Acquired Interests"). Each grant, transfer and/or assignment of interest shall be pursuant to the instruments contemplated by this Agreement and free and clear of all Liens except for Permitted Liens.

     (b) Notwithstanding anything to the contrary contained in Section 3.1(a), the Sublease Interests and Acquired Interests shall not include any of ALLTEL's right, title or interest in or to the following: (i) the ALLTEL Equipment, Microwave Equipment, and Additional ALLTEL Equipment; (ii) any equipment or transmissions systems used for the remote monitoring of the Sites (other than the Lighting and Monitoring Equipment); (iii) any and all rights that accrue or will accrue to ALLTEL under the Transaction Documents, including, without limitation, the Rent payments due to ALLTEL under the Sublease; (iv) any and all rights retained by and/or granted to ALLTEL pursuant to the Transaction Documents; (v) any Governmental Authorizations relating to the ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment or the provision of wireless telecommunication services, including, without limitation, the FCC Authorizations, (vi) any Intellectual Property, (vii) the Excluded Sites, (viii) any receivables under any Existing Tenant Leases accrued with respect to periods ending on or before the applicable Closing Date; and (ix) all Claims with respect to periods ending on or prior to the applicable Closing Date.

     SECTION 3.2. Consideration.
     --------------------------

     Subject to the adjustments set forth in this Section 4.7, the aggregate consideration payable by ATC to ALLTEL for entering into the Transaction Documents shall be (a) the Rent provided for in Section 11 of the Sublease and the Purchase Option Consideration, if applicable, and (b) the Purchase Price with respect to the In Progress Sites.

     SECTION 3.3. Consents and Approvals.
     -----------------------------------

     (a) Nothing in this Agreement shall be construed as an attempt by ALLTEL to lease or sublease to ATC pursuant to the Sublease, or otherwise make subject to the Sublease, or to transfer pursuant to any Material Contract, Governmental Authorizations, or Private Authorization relating to Ground Leases or Existing Tenant Leases included in the Sublease Interests or Acquired Interests which is unable by its terms or by Law to be so leased, subleased, transferred or made subject without the consent of any other Person (including any Governmental Authority), ("Required Consent"), unless such Required Consent shall have been given. Notwithstanding anything to the contrary, Required Consent shall include, without limitation, (i) a consent, approval or new permit from the Ground Lessor under a Ground Lease necessary for (x) an assignment of the Ground Lease to ATC in the case of Acquired Interests in accordance with the terms and conditions of this Agreement, and (y) a sublease and an assignment (contingent on exercise of the purchase option provided for in the Sublease) of the Ground Lease to ATC in the case of Sublease Interests in accordance with the terms and conditions of this

Agreement and the Sublease, (ii) a consent or approval under any Ground Lease or Existing Tenant Lease necessary for ATC to further sublease Available Space (as defined in the Sublease) in accordance with the terms and conditions of the Sublease, or (iii) a consent under any Ground Lease necessary to remove any limit or restriction on the right to install or permit the installation or modification of tenant equipment, towers (including height and number), and buildings at the applicable Site.

     (b) ALLTEL shall use commercially reasonable efforts to obtain the relevant written Required Consent without making any concessions to a Ground Lessor that would result in any increase in the Ground Rent, creation or increase in any form of revenue sharing arrangements, or any other term or condition that would be reasonably deemed less favorable to ATC as compared to the terms and conditions under the applicable Ground Lease as of the Effective Date. Such efforts may include, without limitation, contacts with the Ground Lessor of each Site by letter, telephone and in person. ATC agrees to cooperate with ALLTEL in its efforts to obtain any Required Consent; provided however, that in no event shall ATC be obligated to incur any out-of-pocket expense or additional obligation with respect to such cooperation. If ALLTEL is unable, at anytime prior to the Final Closing, to obtain any Required Consent by the applicable Closing, ALLTEL shall continue using commercially reasonable efforts to obtain such Required Consent; provided, that if the Parties subsequently obtain such Required Consent as to any Site, the Closing for such Site shall take place at the Closing next succeeding the date on which such Required Consent is obtained until the Final Closing has occurred; provided further, that to the extent that ALLTEL has not obtained any such Required Consent on or before the expiration of six (6) months following the Effective Date, ATC reserves the right, at its sole expense and in its sole discretion, to attempt to directly obtain any such Required Consent for a Site.

     (c) If any such Required Consent is obtained prior to the Final Closing, the related Site shall be subjected to the Sublease or MLA, as applicable, at the next practicable subsequent Closing. Pending the obtainment of the Required Consent, such Required Consent and the related Site shall not be deemed an Included Site unless the Parties otherwise agree in writing to include such Site in any Closing. Any Site subject to a Required Consent (other than with respect to any Included Site subject to a prior Closing) that has not been obtained by the Final Closing, shall be deemed an Excluded Site unless the Parties otherwise agree in writing to include such Site in the Final Closing.

                                  ARTICLE IV

                                    CLOSINGS

     SECTION 4.1. Closings.
     ---------------------

     (a) Subject to prior termination of this Agreement by ALLTEL or ATC pursuant to Article XII, the consummation of the transfer and conveyance of the Sublease Interests, Acquired Interests and other Transactions shall occur in multiple closings (individually, a "Closing", and collectively, the "Closings"), and each such Closing shall take place in Little Rock, Arkansas and at such times mutually agreed to by the Parties and on such dates (each, the "Closing Date") as set forth in this Article IV.

     (b) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that each Closing shall be subject to the provisions of
Article X and shall take place after all the conditions set forth in Article X have been satisfied or waived. The parties agree to use commercially reasonable efforts to cause the initial Closing (the "Initial Closing") to take place on April 2, 2001 (the "Initial Closing Date"), and thereafter each Closing shall take place on the first day of the calendar month upon no less than fifteen (15) days prior written notice from ALLTEL, which notice shall identify those Sites selected by ALLTEL, consistent generally with the agreement of the Parties contemplated by the last sentence of this Section 4.1(b) and that are ready to close in accordance with the provisions of this Agreement, including, without limitation, the right of ATC to exclude Sites from a Closing pursuant to Sections 4.5, 4.6 and 5.13 and the Closing of any Site shall not occur prior to the applicable ATC Delivery Date for such Site (unless expressly waived by ATC in writing on a Site-by-Site basis or in the event that ATC has delivered an unchallenged Site Designation Supplement to ALLTEL with respect to such Site); provided, however, that in no event shall the final Closing (the "Final Closing") occur later than the Termination Date. ALLTEL and ATC shall, within twenty (20) days of the Effective Date, use reasonable efforts to agree generally as to which particular geographic areas of Sites are to be included in which Closings.

     (c) The parties hereto shall use reasonable good faith efforts to include at least two hundred fifty (250) Included Sites in the Initial Closing and each subsequent Closing shall include at least two hundred fifty (250) Included Sites, including, without limitation, any Sites deferred pursuant to Section 4.6 from the previous Closings; provided, however, that no minimum number of Included Sites shall be applicable to the Final Closing.

     SECTION 4.2. Transactions and Documents at the Closings.
     -------------------------------------------------------

     (a)  At each Closing:

               (i) ATC shall pay to ALLTEL by wire transfer of immediately available funds to an account in the United States designated in writing by ALLTEL the Rent in respect of all of the Subleased Property of each Included Site being leased or subleased at such Closing and the Purchase Price in respect of all of the Acquired Interests being acquired at such Closing;

               (ii) ATC shall execute and deliver to ALLTEL (A) Site Designation Supplements with respect to Sublease Interests of the Included Sites being leased or subleased at such Closing, (B) an assignment and assumption agreement relating to the assignment of the Existing Tenant Leases affecting the Included Sites and Ground Leases with respect to In Progress Sites subject to such Closing in the forms attached hereto as Exhibits E and F; (C) a site schedule under the MLA for each In Progress Site acquired at such Closing, (D) an assumption agreement relating to the assumption of the Contractual Obligations associated with the operations or maintenance of the Included Sites subject to such Closing in the form attached hereto as Exhibit J, and (E) such other documents, certificates and other papers as set forth in Section
          10.3 or may be reasonably necessary to effectuate the consummation of the Transactions.

               (iii) ALLTEL shall execute and deliver to ATC (A) all Required Consents in respect of the Included Sites at such Closing; (B) an assignment and assumption agreement relating to the assignment of the Existing Tenant Leases affecting the Included Sites and Ground Leases with respect to In Progress Sites subject to such Closing in the forms attached hereto as Exhibits E and F; (C) a site schedule under the MLA for each In Progress Site acquired at such Closing, and (D) Site Designation Supplements with respect to the Sublease Interests of Included Sites being leased or subleased at such Closing; (E) a receipt for the Rent and Purchase Price delivered to it at such Closing, (F) an assumption agreement relating to the assumption of the Contractual Obligations associated with the operations or maintenance of the Included Sites subject to such Closing in the form attached hereto as Exhibit J; and (G) such other documents, certificates and other papers as set forth in Section 10.2 or may be reasonably necessary to effectuate the consummation of the Transactions.

     (b) In addition to and not in limitation of Section 4.2(a), at the Initial Closing, ATC and ALLTEL shall execute and deliver the Sublease and the opinion letters in the form attached hereto as Exhibits G and H, respectively.

     SECTION 4.3. Costs of Closing.
     -----------------------------

     ALLTEL and ATC shall equally share and be responsible for and pay any and all transfer and recording taxes and routine closing costs and expenses, including, without limitation, any transfer Tax payable on the Sublease Interests or Acquired Interests or the Purchase Option Consideration; provided, however, that ALLTEL shall be responsible for and pay all recording costs relating to any title clearance matters existing on or before to the applicable Closing Date. Notwithstanding anything to the contrary contained herein, (i) any fees, costs and expenses incurred by or on behalf of ATC for the services ordered or requested by ATC for which ALLTEL is not liable under the Transaction Documents shall be the responsibility of and shall be paid for by ATC and (ii) any fees, costs and expenses incurred by or on behalf of ALLTEL for services ordered or requested by ALLTEL for which ATC is not liable under the Transaction Documents shall be the responsibility of and shall be paid for by ALLTEL.

     SECTION 4.4. Further Assurances.
     -------------------------------

     (a) At each Closing, and from time to time thereafter, ALLTEL shall do all such additional and further acts, and shall execute and deliver all such additional and further instruments, certificates and documents, as ATC may reasonably request to fully vest in and assure to ATC full right, title and interest in and to the Sublease Interests and Acquired Interests to the full extent contemplated by this Agreement and otherwise to effectuate the consummation of the Transactions. Each of the Parties hereto will cooperate with the others and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party as necessary to carry out, evidence and confirm the intended purposes of the Transaction Documents and such obligation shall survive any Closing without limitation.

     (b) If after any Closing any Party discovers that the name of the ALLTEL Company as set forth in any Site Designation Supplement is incorrect, the applicable ALLTEL Company shall re-execute such Site Designation Supplement in such a manner as to correct such name, and ALLTEL shall re-record such Site Designation Supplement, unless the Parties agree that such re-recordation is not necessary. The foregoing obligation shall survive all Closings.

     (c) ALLTEL and ATC shall have the right, at the requesting Party's sole expense, to cause any amendment to the Site Designation Supplement to be recorded.

     SECTION 4.5. Site Designation Supplements; Required Co-Location Documents
     -------------------------------------------------------------------------
and MLA Schedules.
-----------------

     (a) Following ATC's receipt of the Required Co-Location Documents for a Site (other than In Progress Sites) in accordance with Section 5.16, ATC shall, at its sole expense, collect the data relating to such Site, adequately describe such Site (including, without limitation, the Reserved Space, the Microwave Space, the Additional ALLTEL Space, the ALLTEL Equipment, the Microwave Equipment, and the Additional ALLTEL Equipment) and prepare and deliver to ALLTEL, within sixty (60) days following ATC's receipt of the associated Required Co-Location Documents (provided, however, that in the event that ALLTEL delivers Required Co-Location Documents for more than two hundred fifty (250) Sites or fifty (50) Sites within any given market within any consecutive fourteen (14) day period, ATC shall be entitled to an additional fourteen (14) days for each group (but only such group(s)) of up to fifty (50) additional deliveries (or twenty-five (25) within any given market) of Required Co-Location Documents for the associated additional Sites during any such consecutive fourteen (14) day period) (the applicable delivery date by ATC for a particular Site is hereinafter referred to as the "ATC Delivery Date"), the Site Designation Supplement and exhibits attached thereto for all Site Designation Supplements relating to such Site, all in accordance with the terms thereof; provided, however, that notwithstanding anything to the contrary, the foregoing shall in no way alter ATC or ALLTEL's rights or obligations with respect to
Section 8 and Exhibit 4 of the Sublease or the representations and warranties of ALLTEL set forth in Article VI. In no event shall ALLTEL deliver Required Co-Location Documents for less than one hundred (100) Sites in any given delivery to ATC. In the event that ALLTEL notifies ATC of a reasonable discrepancy or inaccuracy in a Site Designation Supplement, together with what ALLTEL believes to be a correct Site Designation Supplement for such Site, ALLTEL and ATC shall cooperate, in good faith, to resolve any such dispute as to the accurate descriptions to be listed therein; provided, however that if ALLTEL fails to notify ATC of its disagreement with the information contained in any Site Designation Supplement within fifteen (15) days of ALLTEL's receipt of such Site Designation Supplement, ALLTEL's approval of such Site Designation Supplement shall be deemed granted by ALLTEL. Subject to terms and conditions to this
Section 4.5(a), ALLTEL shall promptly reimburse ATC for all reasonable out-of-pocket costs and expenses associated with investigating, correcting and resolving any such alleged inaccuracy or dispute following receipt of an invoice together with verifiable receipts and documentation; provided, however, if such investigation reveals that ATC provided inaccurate information with respect to the description of the ALLTEL Equipment, Microwave Equipment, and/or Additional ALLTEL Equipment quantity, type and/or location, ALLTEL shall not be responsible for any such out-of-pocket costs and expenses associated with the applicable Site as long as ALLTEL retained a third party to perform such investigation and such third party is the same retained by ATC to initially perform the associated incorrect work. Notwithstanding the foregoing, in all events, ALLTEL shall reimburse ATC for all reasonable costs and expenses associated with ATC's in-house efforts in investigating, correcting and resolving any such alleged inaccuracy or dispute (including, without limitation, ATC's in-house labor costs and reasonable travel expenses) following receipt of an invoice together with verifiable receipts and documentation. In addition, ALLTEL agrees that it will use its reasonable efforts to provide ATC with copies of its annual tower equipment audits, if any, for each Site no less than ten (10) days prior to ATC's performance of an on-site tower audit in connection with ATC's preparation of a Site Designation Supplement and in the event that ALLTEL fails to provide ATC such copy by such date, ALLTEL agrees that it may not use any such annual tower equipment audit as the basis for a challenge of the accuracy of the associated information contained in the Site Designation Supplement delivered by ATC. In the event that the Parties are unable to resolve the dispute, the Parties shall mutually agree to the appointment of an independent expert with a national firm experienced in these matters, which expert shall resolve the dispute in accordance with common industry practice and both parties hereto agree to be bound by such decision. The costs associated with such independent expert shall be borne equally by the Parties. The Parties agree that neither Party shall be obligated to execute a Site Designation Supplement that is in dispute in accordance with the terms and conditions of this Section 4.5 and any Site affected by such dispute shall be deferred, if necessary, to a subsequent Closing until such dispute is resolved, except as otherwise provided in Section 10.2(d)(ii) and 10.3(d). The commencement date for each Site Designation Supplement with respect to an Included Site shall be the applicable Closing Date.

     (b) ALLTEL shall collect the data relating to the In Progress Sites, adequately describe such In Progress Sites (including, without limitation, the ALLTEL Equipment, Additional ALLTEL Equipment and Microwave Equipment that ALLTEL has or intends to install at the In Progress Site) and prepare and deliver to ATC no less than sixty (60) days prior to the applicable Closing Date, the site schedule and associated exhibits pursuant to the MLA relating to such In Progress Sites, all in accordance with the terms thereof. In the event that ATC notifies ALLTEL of a reasonable discrepancy or inaccuracy in such site schedules and ATC provides what it believes to be a correct site schedule for such In Progress Site to ALLTEL, ALLTEL and ATC shall cooperate, in good faith, to resolve any such dispute provided, however that if ATC fails to notify ALLTEL of its disagreement with the information contained in any site schedule within forty-five (45) days of ATC's receipt of such site schedule, ATC's approval of such site schedule shall be deemed granted by ATC. In addition, where any such inaccuracy requires verification, including without limitation verification as to the number of antennas, height of antennas, location of antennas or location of antenna mounting hardware, the Parties shall provide adequate resources and personnel to resolve such dispute as to the alleged inaccuracy as soon as reasonably practical and all reasonable costs and expenses associated thereto shall be at ATC's sole cost and expense; provided, however, if such investigation reveals that ALLTEL provided inaccurate information with respect to the description of the ALLTEL Equipment, Microwave Equipment, and Additional ALLTEL Equipment quantity, type and/or location, ALLTEL shall be responsible for such costs and expenses associated with the applicable Site. In the event that the

Parties are unable to resolve the dispute, the Parties shall mutually agree to the appointment of an independent expert with a national firm experienced in these matters, which expert shall resolve the dispute in accordance with common industry practice and both parties hereto agree to be bound by such decision. The costs associated with such independent expert shall be borne equally by both Parties. The Parties agree that neither Party shall be obligated to execute a site schedule that is in dispute in accordance with the terms and conditions of this Section 4.5(b) and any Site affected by such dispute shall be deferred, if necessary, to a subsequent Closing until such dispute is resolved, except as otherwise provided in Section 10.2(d)(ii) and 10.3(d).

     SECTION 4.6. Deferral of Closings; Updating of Representations;Excluded
     -----------------------------------------------------------------------
Sites.
-----

     (a) Subject to the provisions of this Agreement, ALLTEL or ATC will have the right to defer the Closing as to any Site (other than any Included Site subject to a prior Closing) to a later Closing by virtue of (i) the failure of such Site to satisfy any condition set forth in Article X applicable to such Party respecting such Site (including, without limitation, the failure to obtain any Required Consent or the documents and information referred to in Section 10.2(d)), (ii) any Sites for which an Environmental Report or an environmental assessment performed pursuant to Section 5.8 raises questions of potential liability that has had or is reasonably likely to have an ALLTEL Material Adverse Effect ("Environmental Exclusion Criteria"), (iii) any Sites for which a Structural Report reasonably indicates the Tower on such Site can not structurally accommodate in accordance with Law, Governmental Authorizations, and sound engineering practices the equipment owned by third parties installed on or before the Effective Date and the ALLTEL Equipment and Microwave Equipment existing on the Effective Date or installed by ALLTEL on or after the Effective Date but prior to the applicable Closing Date and the structural modification of such Tower to accommodate such installations would result in capital expenditures aggregating more than $25,000.00, (iv) any Sites associated with a Ground Lease with a term (after giving effect to all renewal options of the tenant thereunder) expiring within five (5) years following the Effective Date,
(v) Sites associated with a Ground Lease that contains a revenue-sharing mechanism or payment to the Ground Lessor of twenty-five percent (25%) or more of the revenues derived from a third party tenant and (vi) in the case of Sites subject to a Ground Lease, the Ground Lessor and underlying landowner (if not the Ground Lessor), as the case may be, does not have good indefeasible (subject to the terms and conditions of the associated Ground Lease, if applicable) and insurable leasehold interest or fee title, as applicable, free and clear of any Lien that materially impairs the Permitted Use of the applicable Site, (subsections (i) through (vi) above, collectively, the "Site Exclusion Criteria"). Notwithstanding anything to the contrary, ATC must notify ALLTEL in writing not later than the applicable ATC Delivery Date with respect to a Site (that such Site (other than an Included Site subject to a prior Closing) meets the Site Exclusion Criteria (except for Events occurring or arising after such ATC Delivery Date with respect to such Site, in which case ATC shall notify ALLTEL within ten (10) days of actual knowledge of such Event), and provide a reasonable description explaining how such Site meets the applicable Site Exclusion Criteria. For all Sites that ATC fails to notify ALLTEL that such Sites meet the Site Exclusion Criteria by the applicable ATC Delivery Date, such Sites shall be deemed to not meet the Site Exclusion Criteria. For those Sites (other than any Included Sites subject to a prior Closing) that ALLTEL does receive notice from ATC that such Sites meet the Site Exclusion Criteria by the applicable

ATC Delivery Date, and if, by the Final Closing, ALLTEL fails, after the exercise of commercially reasonable efforts, to cause such Site to not meet the applicable Site Exclusion Criteria, such Site shall be deemed an Excluded Site. ALLTEL shall, at its sole cost and expense, use its commercially reasonable efforts to remove, satisfy or otherwise cure the matter(s) that cause any Site to satisfy a Site Exclusion Criteria known to ALLTEL.

     (b) No more than sixty (60) days following the Effective Date, ALLTEL shall deliver to ATC the ALLTEL Disclosure Schedule. Any Existing Site in respect of which ALLTEL makes any disclosure that qualifies a representation of ALLTEL in Sections 6.3(a) (other than the listing of Owned Sites), 6.3(b) (other than the listing of Ground Leases), 6.3(c) (other than the listing of Existing Tenant Leases), 6.3(e), 6.4 (with respect only to failures to obtain Private Authorizations), 6.5 (other than the listing of Governmental Authorizations in
Section 6.5(a) or Actions under Section 6.5(c) which are subject to a final, nonappealable and binding order of a Governmental Authority or full settlement and release as of the Effective Date), 6.11 and 6.12 (other than the listing of above ground or underground tanks under Section 6.12(e)) (including without limitation any such failure disclosed in the ALLTEL Disclosure Schedule) as to such Site, ATC may, at ATC's option not later than the applicable ATC Delivery Date with respect to a Site (or within twenty (20) days following a subsequent written disclosure to ATC, if disclosed to ATC after the applicable ATC Delivery Date with respect to a Site), elect to defer such Site to a later Closing Date pursuant to Section 4.6(a) or designate it as an Excluded Site. The sole remedy of ATC in respect of any such disclosure as to any Site shall be to cause such Site, at its option, to be an Excluded Site hereunder or to defer the Closing for such Site to a later Closing Date. ATC shall have the right, at its option, by written notice to ALLTEL delivered on or before the applicable ATC Delivery Date with respect to a Site (or within twenty (20) days following a subsequent written disclosure to ATC, if disclosed to ATC after the applicable ATC Delivery Date with respect to a Site), to elect to defer one or more particular Sites to a later Closing Date or designate it as an Excluded Site if the ALLTEL Disclosure Schedule makes any disclosure that qualifies such Sites with respect to one or more of the representations of ALLTEL in Article VI (other than those referred to in the second sentence of this Section 4.6(b)) and that, individually or in the aggregate, has had or is reasonably likely to have an ALLTEL Material Adverse Effect.

     (c) The Sites listed in Exhibit L attached hereto are hereby designated by the Parties as Excluded Sites.

     (d) In the event that the aggregate number of proposed Included Sites exceeds two thousand one hundred ninety-three (2,193), ATC shall have the right (but not the obligation) to designate all Sites (other than Excluded Sites) in excess of the initial 2,193 Included Sites as Included Sites by providing ALLTEL with written notice hereunder not less than fifteen (15) days prior to the applicable Closing Date of ATC's intention to include such excess Site(s) as an Included Site(s). In the event that ATC does not so notify ALLTEL within the foregoing time period with respect to such excess Site, such Site(s) shall be deemed an Excluded Site(s) for all purposes hereunder.

     (e) With respect to the following Sites (other than Excluded Sites):

     (i) In the event that a Site has a Tower located thereon that (x) is greater than or equal to 200 feet above ground level ("AGL"), (y) has more than three (3) microwave antennas installed on such Tower and
           (z) has less than three thousand dollars ($3,000) in monthly rent receivables under Existing Tenant Leases with Broadband Carrier tenants associated with such Tower operating Broadband Services from the Site, ALLTEL shall perform or shall caused to be performed, at ALLTEL's sole cost and expense, a structural analysis by engineers reasonably acceptable to ATC to determine whether such Tower can accommodate two (2) additional Broadband Equivalent Tenants (other than ALLTEL and Existing Third Party Tenants).

     (ii) In the event that a Site has a Tower located thereon that (x) is less than 200 feet AGL, (y) has (A) more than one (1) microwave antenna installed on such Tower or (B) an ALLTEL microwave antenna having a diameter in excess of eight (8) feet installed on such Tower and (z) has less than three thousand dollars ($3,000) in monthly rent receivables under Existing Tenant Leases with Broadband Carrier tenants associated with such Tower operating Broadband Services from the Site, ALLTEL shall perform or shall caused to be performed, at ALLTEL's sole cost and expense, a structural analysis by engineers reasonably acceptable to ATC to determine whether such Tower can accommodate two (2) additional Broadband Equivalent Tenants (other than ALLTEL and Existing Third Party Tenants).

     (iii) In the event that any structural analysis referred to in subsections
           (i) and (ii) above, reasonably indicates that the applicable Tower is unable to accommodate two (2) additional Broadband Equivalent Tenants (other than ALLTEL and Existing Third Party Tenants), the corresponding Site shall be deemed to be an Excluded Site unless: (x) the Parties mutually agree in writing to include such Site ("Microwave Site") as an Included Site and mutually agree in writing to reduce the Rent, Purchase Option Floor and number of shares of ATC Class A Common Stock associated with the Purchase Option Price to a market rate with respect to such Microwave Site, and such agreement shall be reflected in the applicable Site Designation Supplement, or
           (y) ALLTEL elects, in its sole discretion and at its sole cost and expense, to modify or reinforce such Tower, if necessary in accordance with the terms and conditions of this Section 4.6(e)(iii)(y), in a manner necessary for the applicable Tower to accommodate the following:

               (1) two (2) Broadband Equivalent Tenants (other than ALLTEL and Existing Third Party Tenants), in the event that the monthly rent receivable payable under Existing Tenant Leases with Broadband Carriers associated with such Tower operating Broadband Services from the Site, in the aggregate, is less seven hundred fifty dollars ($750);

               (2) one (1) Broadband Equivalent Tenant (other than ALLTEL and Existing Third Party Tenants), in the event that the monthly rent receivable payable under Existing Tenant Leases with Broadband Carriers associated with such Tower operating Broadband Services from the Site, in the aggregate, is greater than or equal to seven hundred fifty dollars ($750) but less than two thousand two hundred fifty dollars ($2,250); and

               (3) no modification or reinforcement of such Tower by ALLTEL shall be required in the event that the monthly rent receivable payable under Existing Tenant Leases with Broadband Carriers associated with such Tower operating Broadband Services from the Site, in the aggregate, is greater than two thousand two hundred fifty dollars ($2,250).

     (iv) In the event that ALLTEL elects to modify or reinforce a Tower in accordance with Section 4.6(e)(iii)(y), the associated Site shall not be an Included Site unless and until all required modifications or reinforcements are completed.

     In the event that ALLTEL elects to modify or reinforce a Tower in accordance with Section 4.6(e)(iv)(y), ALLTEL shall notify ATC in writing of such election, together with a complete set of the Required Co-Location Documents for the associated Site, and ATC may, in its sole discretion, require that ALLTEL modify or reinforce such Tower in excess of that required of ALLTEL hereunder, provided, however, that (x) ATC shall be solely responsible for all reasonable costs and expenses associated with any such excess modification or reinforcement and shall promptly reimburse ALLTEL for such amounts upon receipt of an invoice accompanied by reasonably verifiable documentation, (y) ATC notifies ALLTEL in writing of such election no more than thirty (30) days following ATC's receipt of the later of (i) ALLTEL's notice of election to modify or reinforce a Tower, and (ii) associated Required Co-Location Documents to ATC and (z) such excess modification or reinforcement requested by ATC will not unreasonably delay ALLTEL's efforts to modify or reinforce a Tower in accordance with
     Section 4.6(e)(y)(iii).

     SECTION 4.7. Prorations.
     -----------------------

     (a) Appropriate prorations shall be made on a daily basis as of the close of business on the applicable Closing Date with respect to the Included Sites at such Closing relating to Existing Tenant Leases and Ground Lease payments, utilities, and all other items of income and expense due or payable under any Ground Lease, Existing Tenant Lease or Site Maintenance Agreement, in each case, of a nature ordinarily prorated as of closing in real estate transactions (and not separately addressed elsewhere in this Agreement) including all items of income and expense that are prepaid or payable in arrears, any unbilled costs and fees and related accounts, notes and other receivables, in each case, of a nature ordinarily prorated as of closing in real estate transactions (and not separately addressed elsewhere in this Agreement) with ALLTEL being entitled to all such income and responsible for all such expenses relating to all periods on or prior to the applicable Closing Date and ATC being entitled to all such income and responsible for all such expenses relating to all periods subsequent to the Closing Date. Such prorations shall be calculated by ALLTEL and submitted to ATC for approval (which shall not be unreasonably withheld, delayed or conditioned), promptly after each Closing (and, in any event, within forty-five (45) days after the applicable Closing), and shall be settled in cash within thirty (30) days thereafter. To the extent that any relevant bills or other documentation necessary to effect such prorations are not available during such 45-day period, the parties shall make such prorations based on reasonable estimates and shall adjust the relevant prorations as soon as the relevant bills or other documentation becomes available.

     (b) If ATC disputes ALLTEL's determination of prorations, ATC shall give ALLTEL written notice of such dispute within such thirty (30) day period after ATC has received the applicable proration notice, which notice of dispute shall specify in reasonable detail the basis for such dispute as well as ATC's determination of prorations. If ATC does not give ALLTEL such notice of dispute within such 30-day period, ALLTEL's calculation of the prorations shall be binding and conclusive on the Parties. If the Parties are unable to resolve such dispute within thirty (30) days after such notice of dispute is given, or such longer period as the Parties may from time to time mutually agree, such dispute shall be resolved by arbitration as hereinafter provided. Either Party may request arbitration by giving written notice thereof to the other party after such 30-day (or longer if mutually agreed upon) period. If, within ten (10) days after such notice of arbitration, the Parties cannot agree on a single impartial qualified arbitrator, such arbitrator shall be selected by the American Arbitration Association in the City of New York. The arbitrator may, but shall not be obligated to, select either ALLTEL's or ATC's determination of prorations. Arbitration proceedings shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the applicable court. The Parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside of the State of New York by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. Within five (5) business days after the final determination of the prorations in accordance with the provisions of this Section 4.7(b), the Party owing money shall pay all such amounts owed by wire transfer of immediately available funds to such account in the United States as the other Party shall designate together with, if applicable, interest from the date any dispute was submitted to arbitration to the date of payment at a rate equal to the "Prime Rate" set forth in the "Money Rates" table of the Wall Street Journal on such date immediately prior to
                    -------------------
payment plus two percent (2%).

     (c) ALLTEL agrees, on behalf of ATC and as an administrative convenience only, to pay the Ground Rent for the payment due on the first day of the month following the applicable Closing Date and (i) such failure by ATC shall not be deemed a default hereunder, and (ii) ALLTEL shall be reimbursed for such initial payment by ATC pursuant to proration adjustments in accordance with this Section 4.7.

                                   ARTICLE V

                       ADDITIONAL AGREEMENTS; COVENANTS

     SECTION 5.1. Expenses.
     ---------------------

     (a) Except as otherwise provided herein, all expenses incurred by ATC or ATC Parent in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of the Transaction Documents and the Transactions shall be paid by ATC.

     (b) Except as otherwise provided herein, all expenses incurred by any of the ALLTEL Companies in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of the Transaction Documents and the Transactions shall be paid by ALLTEL.

     SECTION 5.2. Access to Information; Confidentiality.
     ---------------------------------------------------

     (a) Each Party shall afford to the other Party and its accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its (and its Affiliates') properties, books, contracts, insurance policies, studies and reports, environmental studies and reports, commitments and records (including without limitation Tax Returns) relating to the Sites and, during such period, shall promptly upon written request make available for inspection by the requesting Party (i) each report, schedule and other document filed or received by any Party pursuant to the requirements of any applicable Law or filed by it with any Governmental Authority in connection with the Transactions, and (ii) such other information concerning any of the foregoing as ATC or ALLTEL shall reasonably request.

     (b) All Confidential Information furnished pursuant to the provisions of this Agreement, including without limitation this Section, will be kept confidential and shall not, without the prior written consent of the Party disclosing such Confidential Information, be disclosed by the other Party in any manner whatsoever, in whole or in part, and, except as required by applicable Law (including without limitation in connection with any registration, proxy or information statement or similar document filed pursuant to any federal or state securities Law) shall not be used for any purposes, other than in connection with the Transactions. Except as otherwise herein provided, each Party agrees to reveal such Confidential Information only to those of its Representatives whom it believes need to know such Confidential Information for the purpose of evaluating and consummating the Transactions. For purposes of this Agreement, "Confidential Information" shall mean any and all information related to the business or businesses of ATC and its Affiliates or ALLTEL and its Affiliates, including any of their respective successors and assigns, other than information that (i) has been or is obtained from a source independent of the disclosing Party that, to the receiving Party's knowledge, is not subject to any confidentiality restriction, (ii) is or becomes generally available to the public other than as a result of unauthorized disclosure by the receiving Party, or (iii) is independently developed by the receiving Party without reliance in any way on information provided by the disclosing Party or a third party independent of the disclosing Party that, to the receiving Party's knowledge, is not subject to any confidentiality restriction. Notwithstanding the foregoing, nothing in this Section 5.2 or in the Confidentiality Agreement shall be deemed to (i) limit or restrict ATC's right to market the Sites to third parties and to operate, maintain, license or lease any of the Sublease Interests and Acquired Interests (including, without limitation, build-to-suit sites and the disclosure of reasonably necessary information regarding the Sites (other than Excluded Sites), ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment or proposed installation or the frequencies which are operated from the Included
Site), (ii) limit or restrict ATC or ALLTEL's right to identify the ALLTEL Equipment, Microwave Equipment, and/or Additional ALLTEL Equipment at any Included Site in Governmental Filings or marketing materials, or (iii) prohibit ATC from providing copies of all Confidential Information with respect to a Site permitted to be disclosed under clause (i) and (ii) above to existing or potential tenants at the applicable Site, or (iii) limit or restrict the disclosure by ATC to any Person of the Required Co-Location Documents, Tower Data Files and/or Required Oasis Information. Without limiting the foregoing, it is understood that any violation of the provisions of this Section 5.2 by a Party's Representatives shall be deemed to be a breach of this Section by such Party.

     (c) Notwithstanding the provisions of Section 5.2(b), (i) each Party may disclose such information as it may reasonably determine to be necessary in connection with seeking all Governmental Authorizations or that is required by applicable Law to be disclosed, including without limitation in any registration, proxy or information statement or other document required to be filed under any federal or state securities Law, and (ii) ATC may, with the prior written consent of any of the officers of ALLTEL designated in Section 5.2(c) of the ALLTEL Disclosure Schedule, which consent shall not be unreasonably withheld, delayed or conditioned, disclose the subject matter of this Agreement to Persons with whom an ALLTEL Company has a business or contractual relationship in connection with ATC's due diligence investigation. In the event that this Agreement is terminated in accordance with its terms, each Party shall promptly redeliver all written Confidential Information provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material, other than one copy thereof which shall be delivered to independent counsel for such Party which shall be bound by the provisions of Section 5.2(b).

     (d) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of any Party or any condition to the obligations of the Parties hereto.

     (e) Notwithstanding anything to the contrary herein, the Confidentiality Agreement shall remain in full force and effect and shall survive Closing or termination or expiration of this Agreement. In the event of any conflict between the terms of the Confidentiality Agreement and this Section 5.2, this
Section 5.2 shall control.

     SECTION 5.3. Agreement to Cooperate; Certain Other Covenants.
     ------------------------------------------------------------

     (a) Each of the Parties hereto shall use reasonable business efforts (x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, and (y) to refrain from taking, or cause to be refrained from taking, any action and to refrain from doing or causing to be done, anything which could impede or impair the consummation of the Transactions, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Governmental Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Transactions by all such applicable Governmental Authorities, (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registrations, filings and submissions (including all filings, if any, required under the Hart-Scott-Rodino Act and all other filings necessary for ATC or any of its Affiliates to own and operate the Sublease Interests or Acquired Interests), (iv) to lift any injunction or other legal bar to the Transactions (and, in such case, to proceed with the Transactions as expeditiously as possible), (v) to obtain the satisfaction of the conditions specified in Article X, and (vi) to advise the other of, in the case of ALLTEL, any changes that would be required in the ALLTEL Disclosure Schedule if the applicable representations and warranties set forth in Article VI did not refer to the date of this Agreement. The provisions of this Section shall apply to all Affiliates of ATC and ALLTEL. Anything in this Agreement, including without limitation this Section 5.3(a), to the contrary notwithstanding, ATC Parent and ATC shall not be required, as a condition to consummation of the Transactions, including satisfaction of the conditions set forth in Section 10.1, to, or to cause any of its Affiliates to, agree to divest, hold separate, or otherwise take or commit to take any action (such as, for example, placing assets in a trust with a trustee that is not controlled by ATC) that materially limits its or any of their freedom of action with respect to, or its or any of their ability to retain, communication sites that ATC Parent or any of its subsidiaries owns, operates, leases or subleases as of the Effective Date, or has the right to own, acquire, lease or sublease, including the Sites to be acquired or leased or subleased pursuant to the terms hereof, if any such Action would require or result in ATC Parent and its subsidiaries divesting, holding separate or taking any other such action that materially limits its or any of their freedom of action with respect to, or its or any of their ability to retain, in the aggregate, a material number of communications sites.

     (b) The parties shall cooperate with one another in the preparation of all Tax Returns, questionnaires, applications or other documents regarding any Taxes or transfer, recording, registration or other fees which become payable in connection with the Transactions that are required to be filed on or before the Closing Date.

     (c) Simultaneously with the execution of this Agreement or with the execution of a Joinder to Agreement in the form attached hereto as Exhibit C, as applicable, each of the ALLTEL Companies will execute and deliver a counterpart of (or Joinder to) the Build-to Suit Agreement.

     (d) ALLTEL shall, if required by ATC Parent in order to comply with the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended , reasonably cooperate and use its reasonable best efforts to cause its independent accountants to reasonably cooperate with ATC Parent in order to enable ATC Parent, in each case at ATC Parent's sole cost and expense, to have ATC Parent's independent accountants prepare audited financial statements

(consisting of balance sheets as of December 31, 2000 and 1999 and statements of income and cash flow for the three years ended December 31, 2000) with respect to the Sites and the operation thereof. Without limiting the generality of the foregoing, such cooperation shall include full access, with the right to make copies at ATC Parent's expense, to the books and records of ALLTEL with respect to the Sites and the operation thereof during normal business hours and upon reasonable prior notice. The provisions of this Section shall survive the Final Closing and the consummation of the Transactions.

     SECTION 5.4. Public Announcements. Until the Final Closing or the
     ---------------------------------
termination of this Agreement, each Party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior written approval of the other. Notwithstanding the foregoing, the Parties acknowledge and agree that they may, without each other's prior consent, issue such press releases or make such public statements as may be required by applicable Law or any stock exchange, in which case the issuing Party shall use all reasonable efforts to consult with the other Party and agree upon the nature, content and form of such press release or public statement.

     SECTION 5.5. Notification of Certain Matters. Each Party shall give prompt
     --------------------------------------------
notice to the other of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be reasonably likely to cause (a) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any material respect or (b) any failure by it to comply with or satisfy, or be able to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that, in any such case, one or more of the conditions of Closing would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the rights and remedies available hereunder to the Party receiving such notice or the obligations of the party delivering such notice and shall not, in any event, affect the representations, warranties, covenants and agreements of the parties or the conditions to their respective obligations under this Agreement. Such notice shall specifically identify all representatives, warranties, covenants and agreements affected by the occurrence or non-occurrence of any such Event. After the Closing with respect to any Site, ALLTEL shall no longer have an obligation to notify ATC of any of the matters contemplated by this Section 5.5 that related solely to such Site, except as otherwise provided by the Sublease.

     SECTION 5.6. Other Offers; Non-Solicitation. ALLTEL agrees that it and its
     -------------------------------------------
Affiliates, officers, directors, employees, agents and representatives (including without limitation any investment bankers, brokers, financial advisors, finders, attorneys or accountants) (i) shall not, directly or indirectly, (A) initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Alternative Transaction, or (B) engage or participate in any discussions or negotiations or otherwise cooperate or provide assistance (including by way of furnishing non-public information) relating to or in contemplation of an Alternative Transaction, (ii) have terminated any discussions or negotiations with, and the provision of information or data (whether or not of a non-public nature) to, any Person relating to or in contemplation of an Alternative Transaction, and (iii) have, or within two (2) Business Days of the Effective Date of this Agreement will have, requested each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return all confidential information heretofore furnished to such Person by or on behalf of ALLTEL or any of its Affiliates and will not waive any "standstill" provision of any such, or any other, agreement. If ALLTEL, any of its Affiliates, any of its or any of their Representatives receives any inquiry with respect to an Alternative Transaction while this Agreement is in effect, such Person shall inform the inquiring party that it is not entitled to enter into discussions or negotiations relating to an Alternative Transaction. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.6 by any director or officer of ALLTEL or any of its Affiliates or any investment banker, broker, financial advisor, finder, attorney, accountant or other agent or representative of ALLTEL or any of its Affiliates, whether or not acting on behalf of ALLTEL or any of its Affiliates, shall be deemed to be a breach of this Section by ALLTEL. Notwithstanding the foregoing, this Section 5.6 shall terminate and be of no further force and effect at any time at which ALLTEL has the right to terminate this Agreement pursuant to Section 12.1(b), (c), (e), or (f) without regard to whether ALLTEL shall have exercised such right of termination.

     SECTION 5.7. Preliminary Title Reports. Upon ATC's request, ALLTEL shall
     --------------------------------------
reasonably cooperate with ATC so that ATC may obtain, at ATC's sole cost and expense and in its sole discretion, either (i) a standard preliminary title report dated on or after the Effective Date issued by such title company or companies as ATC shall choose with respect to each of the Sites; or (ii) copies of title policies or marked up commitments to issue title policies.

     SECTION 5.8. Environmental Site Assessments.  ATC may request that ALLTEL
     -------------------------------------------
obtain an Environmental Report or other environmental assessment, with respect to any Site on or before thirty (30) days prior to the contemplated Closing with respect to such Site (other than Excluded Sites), at ATC's sole cost and expense. Site assessments shall be conducted by such consultants and professionals as ALLTEL shall select and in a manner as shall be reasonably acceptable to ATC and shall be arranged at times mutually convenient to the Parties. Each of ALLTEL and ATC shall be entitled to have representatives present at the time such site assessments are conducted and to have copies of all correspondence with the company preparing such Environmental Reports or other environmental assessments. Notwithstanding anything to the contrary, all Environmental Reports or environmental assessments shall be obtained by ALLTEL in the name of, and for the benefit of, both ALLTEL and ATC. Nothing in this
Section 5.8 shall limit, restrict or supercede ALLTEL's obligation to provide ATC with an Environmental Report pursuant to the Required Co-Location Documents.

     SECTION 5.9. Structural Assessments. As promptly as practicable after the
     -----------------------------------
execution of this Agreement, ATC may at its sole cost and expense (and
ALLTEL may at its sole cost and expense) obtain one or more Structural Reports for a Site (other than Excluded Sites), prepared by one or more structural engineers or other experts selected by ATC and reasonably acceptable to ALLTEL. Each of ALLTEL and ATC shall be entitled to have representatives present at the time such engineers or other experts are inspecting the Towers or other improvements.

     SECTION 5.10. Risk of Loss and Insurance. Between the Effective Date and
     ----------------------------------------
each Closing Date, the risks and obligations of ownership and loss of the Sublease Interests and Acquired Interests with respect to the Included Sites subject to such Closing and the correlative rights against insurance carriers and third parties shall belong to ALLTEL. In the event of the damage or destruction of all or a substantial portion of any of the Sublease Interests or any of the Acquired Interests prior to any Closing, the affected Sites shall become an Excluded Site unless the Parties agree in writing to the contrary.

     SECTION 5.11. Condemnation. In the event of the occurrence of a Taking of
     --------------------------
all or a Substantial Portion of any Site, or a bona fide threat of the commencement of any such proceedings, prior to any Closing any of which, individually or in the aggregate, would materially impair the Permitted Use of the applicable Site or the Tower or other Site Improvements thereon, the affected Sites shall become Excluded Sites unless the Parties agree in writing to the contrary.

     SECTION 5.12. Recordation of Site Designation Supplements.
     ---------------------------------------------------------

     (a) ATC shall be responsible for effecting the recordation of a short form memorandum for each Site Designation Supplement on each Included Site, unless prohibited by Law or by the applicable Ground Lease, and the parties hereto shall equally share all costs and expenses incurred in connection therewith. Promptly after effecting such recordation, ATC shall give the ALLTEL written confirmation of such recordation and copies of the recorded documents.

     (b) ALLTEL and, after the applicable Closing, ATC shall each have the right to place, each at its sole cost and expense, accurate signage on each Included Site to put third parties on notice of its interest in such Site, subject to compliance with applicable Laws and any Ground Lease for the Site in question.

     (c) Notwithstanding anything to the contrary contained herein, if ATC is unable to record any unrecorded Ground Lease or memorandum thereof in respect of any Site and at any time thereafter ALLTEL loses its interest under the Ground Lease by virtue of a foreclosure of a prior mortgage on the fee interest of such Site (so long as such mortgage was for the benefit of a Person other than ALLTEL or any of its Affiliates), ATC will have no claim against ALLTEL in respect thereof.

     (d) Following the applicable Closing, ATC and ALLTEL, with respect to those Sites that were the subject of a Site Designation Supplement and the Ground Lease or memorandum that was not recorded, shall continue reasonable efforts to cause the Ground Lease or a memorandum thereof to be recorded. Such obligation shall expire on the first anniversary of the Final Closing. If any such Ground Lease or a memorandum is thereafter recorded in respect of any Site, the Parties may re-record the Site Designation Supplement for such Site.

     SECTION 5.13. Additional Sites; In Progress Sites; Zoned Sites.
     --------------------------------------------------------------

     (a) To the extent that an update provided under this Agreement relates to the addition or amendment of Exhibit A-1 or Exhibit A-2, as applicable, with respect to Sites that were not initially disclosed on Exhibit A-1 or Exhibit A-2 attached hereto (other than as contemplated by

Section 5.13(d) with respect to Zoned Sites listed in Exhibit N-1 or N-2 attached hereto) or were acquired by ALLTEL from a third party after the Effective Date (but excluding In Progress Sites) but prior to the Final Closing, such Site shall be deemed to be an Excluded Site for all purposes hereunder and shall not be deemed to be the subject of any representation, warranty or covenant of any of the ALLTEL Companies hereunder unless such Site is added to this Agreement by the mutual written agreement of the Parties hereto prior to the Final Closing ("Additional Site"); provided, however, that ALLTEL and ATC acknowledge and agree that ATC shall have the right (but not the obligation) to include any Site acquired by ALLTEL during the foregoing period of time or that was owned or leased as of the Effective Date but omitted from Exhibit A-1 and Exhibit A-2 (excluding Sites listed in Exhibits L, N-1, N-2, O-1 and O-2) as an Included Site in accordance with the terms and conditions of this Agreement and ALLTEL shall not offer any such Site to any third party nor enter into any agreement contrary to such ATC rights so long as (i) the affected Site is not subject to any right or obligation between the seller of such Site and a third party existing immediately prior to the acquisition of such Site by ALLTEL that could reasonably result in the acquisition of such Site (or any substantial portion thereof) or any ownership or operational interest in such Site (other than rights by a third party to collocate on such Site or a right of first refusal that is not exercised by such third party and has been waived by such third party or that has expired) by a third party, or (ii) such Site would have been listed in Exhibit A-2 had such Site been acquired by ALLTEL on or before the Effective Date and such acquisition resulted from the acquisition of an existing third party entity or the creation of a new partnership or joint venture between ALLTEL and a third party unless the consent or approval of such third party (in either case) is required to include such Site as an Included Site and, after the exercise of reasonable and good faith efforts by ALLTEL, such third party does not grant such required consent or approval. The foregoing provision shall not survive the Final Closing or earlier termination of this Agreement.

     (b) With respect to any In Progress Site completed after the Effective Date and/or prior to the Final Closing, upon completion of such In Progress Site, ALLTEL shall send written notice to ATC (as soon as practicable, but in no event to exceed twenty (20) days following substantial completion of such In Progress
Site) together with all Required Co-Location Documents (prepared and obtained at ALLTEL's sole cost and expense), a detailed list of the equipment and property that ALLTEL intends to install at such In Progress Sites (including location of such equipment), the aggregate amount of out-of-pocket costs and expenses associated with or directly related to the acquisition, construction and development of such In Progress Site and updated ALLTEL Disclosure Schedules with respect to such Site(s), and ATC shall have the right to acquire ALLTEL's interest in such Site in accordance with the provisions of Section 3.2 by providing ALLTEL with written notice hereunder not less than sixty (60) days following ATC's receipt of such completion notice and the Required Co-Location Documents and other accompanying information required under this Section 5.13(b) of ATC's intention to include such In Progress Site as an Included Site. In the event that ATC does not so notify ALLTEL within the foregoing time period with respect to an In Progress Site, such Site shall be deemed an Excluded Site for all purposes hereunder.

     (c) Notwithstanding anything to the contrary, ATC and ALLTEL may mutually agree, in writing, to transfer any In Progress Site not then completed to ATC pursuant to the terms and conditions of the Build to Suit Agreement and ATC shall complete such Sites in accordance with the terms and conditions thereof and such Site shall be conveyed to ATC in accordance with Section 3.2 of this Agreement in consideration for the applicable Purchase Price notwithstanding the fact that it is not a completed Site.

     (d) Notwithstanding anything to the contrary, ALLTEL shall send written notice to ATC (as soon as practicable, but in no event to exceed twenty (20) days following substantial completion of any Zoned Site) together with all Required Co-Location Documents (prepared and obtained at ALLTEL's sole cost and expense), a detailed list of the equipment and property that ALLTEL intends to install at such Zoned Sites (including location of such equipment), and updated ALLTEL Disclosure Schedules with respect to such Site(s). Upon ATC's receipt of all of the foregoing, such Zoned Site shall be deemed an Included Site so long as (i) ALLTEL has completed such Site(s), (ii) ATC does not designate such Site(s) as an Excluded Site pursuant to the Site Exclusion Criteria (notwithstanding the expiration of the time period for such designation with respect to other Sites hereunder) or pursuant to Section 4.6(b) within thirty
(30) days from ATC's receipt of both ALLTEL's notice designating such Zoned Site(s) as an Included Site hereunder, the Required Co-Location Documents and updated ALLTEL Disclosure Schedule for such Site, (iii) ATC does not designate such Zoned Site as an Excluded Site by providing ALLTEL with written notice hereunder not less than thirty (30) days following the later of (X) ATC's receipt of such completion notice, the other accompanying information required under this Section 5.13(d), and (Y) the applicable ATC Delivery Date of ATC's intention to exclude such Zoned Site as an Excluded Site (A) if ATC reasonably believes that the Ground Rent or other payments to the Ground Lessor are substantially above the then-current market rate for the associated geographic area, or (B) if an available site location which could have reasonably accommodated the ALLTEL Equipment, and, if applicable, Microwave Equipment is located within two (2) miles of the Zoned Site, or (C) if the Tower can not accommodate at least two additional Broadband Equivalent Tenants in addition to ALLTEL and its Affiliates and Existing Third Party Tenants, if any). In addition to and subject to the provisions of this Section 5.13(d), all Zoned Sites shall be governed by the terms and conditions of this Agreement applicable to Sites listed in Exhibit A-1 and Exhibit A-2 attached hereto.

     (e) In the event that any Tower on a Site (other than an Excluded Site) is not owned by any of the ALLTEL Companies (i.e. is utilized by ALLTEL in whole or in part pursuant to a lease, license or other right of use agreement), such Site shall be deemed to be an Excluded Site unless such Site is added to this Agreement upon written notice by ATC, in ATC's sole discretion, to ALLTEL received by ALLTEL on or before the applicable ATC Delivery Date of its intention to include any such Site as an Included Site in accordance with the terms and conditions of this Agreement. In no event shall this provision be applicable to any Tower upon which ALLTEL merely leases space for the installation and operation of its specific equipment located thereon (commonly known as a co-location site), all of which shall be automatically deemed Excluded Sites hereunder.

     SECTION 5.14. ATC Parent's Guaranty.
     -----------------------------------

     (a) ATC Parent unconditionally guarantees to ALLTEL the full and timely payment and performance and observance of all of the terms, provisions, covenants and obligations of ATC under this Agreement, including without limitation those set forth in Article XI, and other Transaction Documents and any Affiliate of ATC under any Transaction Documents (the "ATC Obligations"). ATC Parent agrees that if ATC or ATC's Affiliates default at any time in the performance of any of the ATC Obligations, ATC Parent shall faithfully perform and fulfill all ATC Obligations and shall pay to ALLTEL all Loss and Expense incurred by ALLTEL on account of any default by ATC or ATC's Affiliates and on account of the enforcement of this guaranty.

     (b) This guaranty obligation of ATC Parent shall be enforceable by ALLTEL in an Action against ATC Parent without the necessity of any Action by ALLTEL of any kind or nature whatsoever against ATC or its Affiliate, without the necessity of any notice to ATC Parent of ATC's or its Affiliate's default or breach under this Agreement or any Transaction Documents, and without the necessity of any other notice or demand to ATC Parent to which ATC Parent might otherwise be entitled, all of which notices ATC Parent hereby expressly waives. ATC Parent hereby agrees that the validity of this guaranty and the obligations of ATC Parent hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by ALLTEL against ATC or its Affiliate any of the rights or remedies reserved to ALLTEL pursuant to the provisions of this Agreement or any Transaction Documents or any other remedy or right which ALLTEL may have at law or in equity or otherwise.

     (c) ATC Parent covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of ATC Parent hereunder shall not be affected, modified, or diminished by reason of any modification or termination of this Agreement and any other Transaction Documents or any modification or waiver of or change in any of the covenants and terms of this Agreement or any Transaction Documents by agreement of ALLTEL and ATC or its Affiliate, or by any unilateral action of either ALLTEL or ATC or its Affiliate, or by an extension of time that may be granted by ALLTEL to ATC or its Affiliate or any indulgence of any kind granted to ATC or its Affiliate, or any dealings or transactions occurring between ALLTEL and ATC or its Affiliate, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, or trusteeship affecting ATC or its Affiliate. ATC Parent does hereby expressly waive any suretyship defense it may have by virtue of any Law of any Governmental Authority.

     (d) All of ALLTEL's rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

     (e) ATC Parent hereby waives, to the extent permitted by applicable Law, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. ATC Parent further waives any right to require that an action be brought against ATC or its Affiliate or any other person or to require that resort be had by

ALLTEL to any security held by ALLTEL. The provisions of this Section 5.14 shall survive any termination of this Agreement.

     SECTION 5.15. ALLTEL Guaranty.
     -----------------------------

     (a) The ALLTEL Guarantors, jointly and severally, unconditionally guarantee to ATC the full and timely payment and performance and observance of all of the terms, provisions, covenants and obligations of ALLTEL under this Agreement, including without limitation those set forth in Article XI, and other Transaction Documents and any Affiliate of ALLTEL under any Transaction Documents (the "ALLTEL Obligations"). The ALLTEL Guarantors agree that if ALLTEL or ALLTEL's Affiliate default at any time in the performance of any of the ALLTEL Obligations, the ALLTEL Guarantors shall faithfully perform and fulfill all ALLTEL Obligations and shall pay to ATC all Loss and Expense incurred by ATC on account of any default by ALLTEL or ALLTEL's Affiliate and on account of the enforcement of this guaranty.

     (b) This guaranty obligation of the ALLTEL Guarantors shall be enforceable by ATC in an Action against the ALLTEL Guarantors, jointly and severally as to each of the ALLTEL Guarantors, without the necessity of any Action by ATC of any kind or nature whatsoever against ALLTEL or its Affiliate, without the necessity of any notice to ALLTEL Inc. of ALLTEL's or its Affiliate's default or breach under this Agreement or any Transaction Documents, and without the necessity of any other notice or demand to any of the ALLTEL Guarantors to which the ALLTEL Guarantors might otherwise be entitled, all of which notices the ALLTEL Guarantors. hereby expressly waive. The ALLTEL Guarantors hereby agree that the validity of this guaranty and the obligations of the ALLTEL Guarantors hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by ATC against ALLTEL or its Affiliate any of the rights or remedies reserved to ATC pursuant to the provisions of this Agreement or any Transaction Documents or any other remedy or right which ATC may have at law or in equity or otherwise.

     (c) The ALLTEL Guarantors covenant and agree that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of the ALLTEL Guarantors hereunder shall not be affected, modified, or diminished by reason of any modification or termination of this Agreement and any other Transaction Documents or any modification or waiver of or change in any of the covenants and terms of this Agreement or any Transaction Documents by agreement of ATC and ALLTEL or its Affiliate, or by any unilateral action of either ATC or ALLTEL or its Affiliate, or by an extension of time that may be granted by ATC to ALLTEL or its Affiliate or any indulgence of any kind granted to ALLTEL or its Affiliate, or any dealings or transactions occurring between ATC and ALLTEL or its Affiliate, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, or trusteeship affecting ALLTEL or its Affiliate. Each of the ALLTEL Guarantors does hereby expressly waive any suretyship defense it may have by virtue of any Law of any Governmental Authority.

     (d) All of ATC's rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

     (e) The ALLTEL Guarantors hereby waive, to the extent permitted by applicable Law, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. The ALLTEL Guarantors further waive any right to require that an action be brought against ALLTEL or its Affiliate or any other person or to require that resort be had by ATC to any security held by ATC. The provisions of this Section 5.15 shall survive any termination of this Agreement.

     SECTION 5.16. Delivery of Tower Files. Subject to this Section 5.16,
     -------------------------------------
ALLTEL shall (a) deliver complete sets of Required Co-Location Documents to ATC for each Site (other than Excluded Sites) (including, without limitation, Zoned Sites) in accordance with Section 4.5(a) and (b) provide information that is reasonably available and in ALLTEL's then reasonable possession relevant to ATC's preparation of the Required Oasis Information together with the delivery of the Required Co-Location Documents. Notwithstanding the foregoing, ALLTEL shall use its best efforts to deliver the Required Co-Location Documents to ATC for all Sites (other than Excluded Sites) on or before August 1, 2001. Pursuant to Section 10.2(a), no Site shall be deemed an Included Site until all Required Co-Location Documents have been delivered to ATC by ALLTEL, unless such obligation is expressly waived in writing by ATC, in its sole discretion. With respect to a Site, in no event shall ALLTEL deliver an incomplete set of Required Co-Location Documents to ATC unless ATC specifically agrees otherwise in writing with respect to the affected Site. To the extent that any Environmental Report or NEPA checklist is not in ALLTEL's, its Affiliates' or a third party's (on behalf of ALLTEL) possession, ALLTEL shall promptly retain a qualified consultant or contractor to obtain such data in a manner reasonably acceptable to ATC at times mutually convenient to the parties, and shall be obtained in the name of, and for the benefit of, both parties. ALLTEL shall be solely responsible for all costs associated with completing or obtaining any information or data required for the Required Co-Location Documents and ATC shall be solely responsible for all costs associated with completing or obtaining any information or data required for the Required Oasis Information (except to the extent in the possession of ALLTEL, its Affiliates or a third party (on behalf of ALLTEL)).

     SECTION 5.17. Conduct of Business by ALLTEL.
     -------------------------------------------

     Except as otherwise specifically contemplated by this Agreement, after the Effective Date and prior to the Final Closing or earlier termination of this Agreement, unless ATC shall otherwise consent in writing, ALLTEL shall, and, if applicable, shall cause each of its Affiliates to:

     (a) conduct its business with respect to the Sites in the ordinary and usual course of business and consistent with past practice;

     (b) use reasonable business efforts to preserve intact its business organization and goodwill associated with the Sites, keep available the services of its present officers and key employees who perform services related to the maintenance and operation of the Sites, and preserve the goodwill and business relationships with customers and others having business relationships with them relating to the Sites and not knowingly engage in any action, directly or indirectly, with the intent to adversely impact the Transactions;

     (c) confer on a regular and frequent basis with one or more representatives of ATC to report material operational matters and the general status of ongoing operations related to the maintenance, leasing, installations, modifications and operation of Sites;

     (d) maintain with financially responsible insurance companies insurance on the Sites in such amounts and against such risks and losses as are consistent with past practice;

     (e) not make any Tax election that could reasonably be likely to have an ALLTEL Material Adverse Effect or settle or compromise any material Tax liability related to the Sites;

     (f) except in the ordinary course of business or except as would not be reasonably likely to have, individually or in the aggregate, an ALLTEL Material Adverse Effect, not enter into or modify, amend or terminate any Material Agreement to which ALLTEL or any of its Affiliates is or may be a party or by which any of the Sublease Interests and Acquired Interests may be bound or to which any of them is or may be subject or waive, release or assign any material rights or claims thereunder;

     (g) notwithstanding anything else in this Agreement to the contrary, not modify, amend or terminate any Ground Lease, Existing Tenant Lease, Swap Agreement (provided, however, that ALLTEL may freely terminate any Swap Agreement) or not enter into, modify, amend or terminate any other lease, license or sublease of any or all space on any Site without, in each case, the express prior written consent of ATC (which consent shall not be unreasonably withheld, conditioned or delayed) or in accordance with the provisions of the Site Management Agreement; provided, however, that ALLTEL may attempt to extend the expiration date of any Ground Lease or obtain any Required Consents in accordance with the provisions of Section 3.3 prior to the applicable Closing Date for the affected Site; and

     (h) with respect to Swap Agreements, as lessee, not enter into any lease agreements or similar arrangements with respect to any of the Sites pursuant to any Swap Agreement and, as lessor, use its reasonable business efforts to terminate all existing lease agreements under any Swap Agreement affecting any Site (other than those in which the other party is a Governmental Authority).

     Notwithstanding the foregoing, ATC and ATC Parent agree that ALLTEL may add, subtract, modify or relocate any of its antennas or equipment from any Site in the ordinary course of business, and any net additions of antennas or equipment (i) made prior to the Effective Date shall not constitute a breach of the foregoing so long as made in the ordinary course of business consistent with past practices, and (ii) made after the Effective Date on each Site subsequently included in a Closing shall be subject to the provisions of Section 8 of the Sublease; provided, however, that prior to the applicable Closing Date for the affected Site, ALLTEL shall be obligated to provide ATC with written notice no less than fifteen (15) days following the installation of any Additional ALLTEL Equipment or physical modification of any ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment (but in no event less than five days prior to the applicable Closing Date) on any of the Sites (other than Excluded Sites), in each case performed by ALLTEL or pursuant to ALLTEL's instruction, in the form of Exhibit K attached hereto (it being understood that all applicable sections of such form must be complete).

                                  ARTICLE VI

                          REPRESENTATIONS, WARRANTIES
                            AND COVENANTS OF ALLTEL

     ALLTEL hereby represents and warrants to ATC as follows as of the Effective Date and, as applicable, as of each Closing Date (except for any representations and warranties that speak as of a specified date, which shall be made only as of such date):

     SECTION 6.1. Organization and Business; Power and Authority; Effect of
     ----------------------------------------------------------------------
Transaction.
-----------

     (a) ALLTEL is a corporation or other Person duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite power and authority (corporate, limited liability company, partnership and other, as applicable) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted. Section 6.1(a) of the ALLTEL Disclosure Schedule sets forth a true, correct and complete list of each ALLTEL Company which is made a party hereto and its jurisdiction of organization or incorporation. ALLTEL is duly qualified to do business and in good standing as a foreign corporation in each other jurisdiction (as shown on Section 6.1(a) of the ALLTEL Disclosure Schedule) in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, except in such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and will not reasonably be expected to have an ALLTEL Material Adverse Effect.

     (b) ALLTEL has all requisite power and authority (corporate and other) to execute, deliver and to perform its obligations under this Agreement and each Transaction Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Transactions and the other transactions contemplated hereby and thereby; and the execution, delivery and performance by ALLTEL of this Agreement and each Transaction Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ALLTEL, and no corporate, limited liability company or partnership, as applicable, proceedings (other than those taken on or before the Effective Date) on the part of ALLTEL are necessary to authorize this Agreement or the transactions contemplated hereby or to consummate the Transactions. This Agreement has been duly executed and delivered by ALLTEL and constitutes, and each Transaction Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ALLTEL will constitute, a legal, valid and binding obligation of ALLTEL, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar Laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

     (c) The execution, delivery and performance by ALLTEL of this Agreement and any Transaction Document executed or required to be executed by it pursuant hereto or thereto do not, and the consummation by ALLTEL of the Transactions and the other transactions contemplated hereby and thereby, and compliance by ALLTEL with the terms, conditions and provisions hereof or thereof will not:

                   (i) except as set forth in Section 6.1(c) of the ALLTEL Disclosure Schedule, (A) conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ALLTEL or any Law, or (B) to the knowledge of ALLTEL, conflict with, or result in a breach or violation of, or constitute a default under, or permit the termination, cancellation or acceleration of any obligation or liability (with or without notice, lapse of time or both) in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such termination, cancellation or acceleration of, or result in any material change in the rights or obligations of any party under, any Governmental Authorization, Private Authorization, Ground Lease or Material Agreement of ALLTEL directly relating to any Site or the Transactions contemplated hereby; or

                   (ii) result in or permit the creation or imposition of any Lien upon any Site except for such creations or impositions that would not, individually or in the aggregate, reasonably be expected to have an ALLTEL Material Adverse Effect.

     (d) Substantially all of the licenses issued to ALLTEL Inc. and its Affiliates by the FCC as of the Effective Date for the provision of wireless communications services (other than any paging related services) are held by the ALLTEL Guarantors or in partnerships in which the ALLTEL Guarantors are a general partner.

     SECTION 6.2. [RESERVED].
     -----------------------

     SECTION 6.3. Title to Properties; Leases.
     ----------------------------------------

     (a) Section 6.3(a) of the ALLTEL Disclosure Schedule contains a true and accurate description of all real property associated with the Owned Sites. ALLTEL has good indefeasible, marketable and insurable fee title to all such real property (other than easement and leasehold real property) with respect to Owned Sites. With respect to all of the Owned Sites and Leased Sites, all of the Sublease Interests and Acquired Interests are so owned, in each case, free and clear of all Liens, except (i) Permitted Liens, and (ii) Liens set forth on
Section 6.3(a) of the ALLTEL Disclosure Schedule. To the best of ALLTEL's knowledge, except as disclosed in Section 6.3(a) of the ALLTEL Disclosure Schedule, all improvements on the real property owned or leased by ALLTEL or any of its Affiliates at a Site are in compliance with applicable zoning, wetlands and land use Laws and applicable title covenants, conditions, restrictions and reservations in all respects necessary to conduct the wireless communications business of ALLTEL and its Affiliates relating to the Included Sites (the "ALLTEL Business") as conducted, except for any instances of non-compliance which do not and will not materially and adversely affect the use of such Site or, individually or in the aggregate, have an ALLTEL Material Adverse Effect on the owner or lessee, as the case may be, of such real property associated with the Site. To the best of ALLTEL's knowledge, except as disclosed in Section 6.3(a) of the ALLTEL Disclosure Schedule, all such improvements (including, without limitation, the Towers) comply in all material aspects with all applicable Laws, Governmental Authorizations and Private Authorizations. There is no pending or, to ALLTEL's knowledge, threatened or contemplated action to take by eminent domain or otherwise to condemn any material part of any real property at an Included Site. Except as set forth in Section 6.3(a) of the ALLTEL Disclosure Schedule, to the best of ALLTEL's knowledge, all buildings and Towers are in a state of good repair and maintenance and sound operating condition, normal wear and tear excepted, have been maintained in a manner consistent with generally accepted standards of engineering practice, and currently permit the Included Sites to be operated as communication tower facilities in all material respects, except where such failure, individually or in the aggregate, does not or will not reasonably be expected to have an ALLTEL Material Adverse Effect.

     (b) Section 6.3(b) of the ALLTEL Disclosure Schedule contains a true, accurate and complete description of all Ground Leases under which any real property is leased to ALLTEL by any Person. Except as otherwise set forth in
Section 6.3(b) of the ALLTEL Disclosure Schedule, each Ground Lease under which ALLTEL holds real or personal property constituting a part of the Sublease Interests and Acquired Interests is in full force and effect, has been duly authorized, executed and delivered by ALLTEL and, to its knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of ALLTEL and, to its knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar Laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. ALLTEL has a valid leasehold interest in and, to its knowledge, enjoys peaceful and undisturbed possession under all Ground Leases pursuant to which it holds any such real property or personal property, subject to the terms of each Ground Lease and applicable Law. True, accurate and complete copies of each of such Ground Leases have been made available by ALLTEL to ATC, and ALLTEL has provided ATC with photocopies of all such Ground Leases requested by ATC (or true, accurate and complete descriptions thereof have been set forth in Section 6.3(b) of the ALLTEL Disclosure Schedule, with respect to those that are oral). Neither ALLTEL or any of its Affiliates nor, to ALLTEL's knowledge, any other party thereto has failed to duly comply with all of the material terms and conditions of each such Ground Lease or has done or performed, or failed to do or perform (and no Claim is pending or, to the knowledge of ALLTEL, threatened to the effect that ALLTEL or any of its Affiliates has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any of such Ground Leases or in any material respect impair the rights or benefits of, or materially increase the costs to, ALLTEL under any of such Ground Leases.

     (c) Section 6.3(c) of the ALLTEL Disclosure Schedule contains a true and accurate description of all Existing Tenant Leases under which any portion of a Site is leased by ALLTEL to any Person. Except as otherwise set forth in Section 6.3(c) of the ALLTEL Disclosure Schedule, each Existing Tenant Lease is in full force and effect, has been duly authorized, executed and delivered by ALLTEL and, is a legal, valid and binding obligation of ALLTEL and, to its knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar Laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. To ALLTEL's knowledge, neither ALLTEL nor any of its Affiliates nor any other party thereto has failed to duly comply with all of the material terms and conditions of each such Existing Tenant Lease or has done or performed, or failed to do or perform (and no Claim is pending or, to the knowledge of ALLTEL, threatened to the effect that ALLTEL or any of its Affiliates has not so complied, done and performed or failed to do and perform) any act which would be reasonably likely to invalidate or provide grounds for the other party thereto or ALLTEL to terminate (with or without notice, passage of time or both) any of such Existing Tenant Leases.

     (d) The utility services currently available to each Included Site are adequate for the present use of such Site by ALLTEL and third party tenants utilizing the Included Sites as of the Effective Date, are, to ALLTEL's knowledge, being supplied by utility companies or pursuant to valid and enforceable contracts or tariffs, and there is no condition, individually or in the aggregate, which, to ALLTEL's knowledge, will result in the termination of the present access from such Site to such utility services or would have an ALLTEL Material Adverse Effect.

     (e) Except as otherwise provided in Section 6.4(b) of the ALLTEL Disclosure Schedules and subject to obtaining the Required Consents, ALLTEL has obtained all easements and rights-of-way that are reasonably necessary to provide vehicular and pedestrian ingress and egress to and from each of the Included Sites for the purposes used by ALLTEL in the ordinary course and for the Permitted Use. No Action is pending or, to ALLTEL's knowledge, threatened which, individually or in the aggregate, would have the effect of terminating or limiting such access or would have an ALLTEL Material Adverse Effect.

     SECTION 6.4. Compliance with Private Authorizations. Section 6.4(a) of the
     ---------------------------------------------------
ALLTEL Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization (other than the Required Consents) which individually is material to the Sublease Interests and Acquired Interests and the operation of each Included Site and Section 6.4(b) of the ALLTEL Disclosure Schedule sets forth a true, accurate and complete list and description of each Required Consent. ALLTEL has, or shall as of the applicable Closing Date, obtained all Private Authorizations that are necessary for the ownership or operation of the Sublease Interests and Acquired Interests, which, if not obtained and maintained, could, individually or in the aggregate, have an ALLTEL Material Adverse Effect. All of such Private Authorizations are valid and in good standing and are in full force and effect. To the best knowledge of ALLTEL, neither ALLTEL nor or any of its Affiliates is in material breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a material breach, violation or default, under any such Private Authorization. No such Private Authorization is the subject of any pending or, to ALLTEL's knowledge, threatened attack, revocation or termination.

     SECTION 6.5. Compliance with Governmental Authorizations and Applicable
     -----------------------------------------------------------------------
Law.
---

     (a) Section 6.5(a) of the ALLTEL Disclosure Schedule contains a true, complete and accurate description of each Governmental Authorization required under applicable Law to own and operate the Included Sites, as currently conducted or proposed to be conducted on or prior to the Closing Date (other than the FCC Authorizations or any Governmental Authorizations obtained by any third parties under any Existing Tenant Leases). ALLTEL has obtained all Governmental Authorizations that are necessary for the ownership or operation of the Included Sites as now conducted and which, if not obtained and maintained, could, individually or in the aggregate, have an ALLTEL Material Adverse Effect. To the knowledge of ALLTEL, none of the Governmental Authorizations listed in
Section 6.5(a) of the ALLTEL Disclosure Schedule is subject to any restriction or condition that could limit in any material respect the ownership or operations of the Included Sites as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. The Governmental Authorizations listed in Section 6.5(a) of the ALLTEL Disclosure Schedule are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of ALLTEL or any of its Affiliates or its or any of their officers, directors, employees or agents, and the ownership and operation of the Included Sites are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by ALLTEL or any of its Affiliates with all Governmental Authorities with respect to the Included Sites have been filed and are true, complete and accurate in all material respects, except for such failures, that individually or in the aggregate, have not had and would not reasonably be expected to have an ALLTEL Material Adverse Effect. No such Governmental Authorization is the subject of any pending or, to ALLTEL's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization. ALLTEL has no reason to believe that any such Governmental Authorization will not be renewed in the name of ALLTEL by the granting Governmental Authority in the ordinary course.

     (b) To the knowledge of ALLTEL, except as otherwise specifically set forth in Section 6.5(b) of the ALLTEL Disclosure Schedule, ALLTEL and each of its Affiliates has conducted the ALLTEL Business and owned and operated the Included Sites in accordance, and each of the Included Sites is in compliance, with all applicable Laws (excluding Environmental Laws) and Governmental Authorizations, except for such breaches, violations and defaults as, individually or in the aggregate, have not had and will not have an ALLTEL Material Adverse Effect. Except as otherwise specifically described in Section 6.5(b) of the ALLTEL Disclosure Schedule, ALLTEL, its Affiliates or the Included Sites are not subject to nor are charged by any Governmental Authority with, or, to ALLTEL's knowledge, is threatened or under investigation by any Governmental Authority with respect to, any breach or violation of, or default in the performance, observance or fulfillment of, any applicable Law relating to the ownership, use, occupancy management, repair, construction, replacement or and operation of the Included Sites which, individually or in the aggregate, has had or will have an ALLTEL Material Adverse

Effect. To the knowledge of ALLTEL, except as otherwise specifically described in Section 6.5(b) of the ALLTEL Disclosure Schedule, no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Governmental Authorization or any applicable Law, except for such breaches, violations or defaults as, individually or in the aggregate, have not had and will not have an ALLTEL Material Adverse Effect.

     (c) Except as set forth in Section 6.5(c) of the ALLTEL Disclosure Schedule, there have not been during the past three fiscal years of ALLTEL and there are no Actions of any kind pending or, to the knowledge of ALLTEL, threatened at Law, in equity or before any Governmental Authority against ALLTEL or any of its Affiliates or any of its or their officers or directors relating to the ownership or operation of the Included Sites or the conduct of ALLTEL's business thereon that, individually or in the aggregate, would reasonably be expected to have an ALLTEL Material Adverse Effect.

     SECTION 6.6. Related Transactions. Neither ALLTEL nor any of its
     ---------------------------------
Affiliates is a party or subject to any Contractual Obligation relating to the ownership or operation of any of the Included Sites or the conduct of ALLTEL's Business that would have an ALLTEL Material Adverse Effect thereon between ALLTEL or any of its Affiliates and any of its or any of their executive officers or directors, to the knowledge of ALLTEL, any member of the Immediate Family of any thereof, or any Affiliate of any of the foregoing, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from, the leasing of property to or from, or otherwise requiring payments to or from, any such Person, other than (a) employment arrangements, (b) Contractual Obligations between ALLTEL and any of the foregoing that are set forth in Section 6.6(b) of the ALLTEL Disclosure Schedule and will be terminated, at no cost or expense to ATC, prior to the applicable Closing, or (c) as specifically set forth in
Section 6.6(c) of the ALLTEL Disclosure Schedule.

     SECTION 6.7. Insurance. All material fire and casualty, general liability,
     ----------------------
business interruption, product liability, and sprinkler and water damage insurance policies maintained by ALLTEL or any of its Affiliates with respect to the Included Sites are with reputable insurance carriers, provide full and adequate coverage for ALLTEL and such Affiliates with respect to the Included Sites, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards.

     SECTION 6.8. Tax Matters. Except as set forth in Section 6.8 of the ALLTEL
     ------------------------
Disclosure Schedule:

     (a) all Taxes relating exclusively to the Included Sites due with respect to any completed and settled audit, examination or deficiency litigation with any Taxing Authority have been paid in full, except for Taxes due with respect to any audit, examination or deficiency litigation with any Taxing Authority, individually or in the aggregate, that have not had and would not reasonably be expected to have an ALLTEL Material Adverse Effect;

     (b) there is no audit, examination or deficiency litigation pending with respect to any Taxes that relate exclusively to the Included Sites, and during the past three years no Taxing Authority has given written notice of the commencement of any audit, examination or deficiency litigation with respect to any Taxes that relate exclusively to the Included Sites, except for such audits, examinations or deficiency litigation, individually or in the aggregate, that have not had and would not reasonably be expected to have an ALLTEL Material Adverse Effect; and

     (c) neither ALLTEL nor any of its Affiliates is bound by any currently effective private ruling, closing agreement or similar agreement with any Taxing Authority relating to Taxes that relate exclusively to the Included Sites, except for such private rulings, closing agreements or similar agreements, individually or in the aggregate, that have not had and would not reasonably be expected to have an ALLTEL Material Adverse Effect.

     SECTION 6.9. Material Agreements. Listed on Section 6.9 of the ALLTEL
     --------------------------------
Disclosure Schedule are all Material Agreements (other than Ground Leases and Existing Tenant Leases) relating to the ownership or operation of the Included Sites (other than the direct ownership or operation of ALLTEL's communication services), or to which any of the Included Sites is subject. ALLTEL has or shall provide ATC with photocopies of all such Material Agreements requested by ATC (or true, accurate and complete descriptions thereof have been set forth in Section 6.9 of the ALLTEL Disclosure Schedule with respect to Material Agreements that are oral). All of such Material Agreements are valid, binding and legally enforceable obligations of ALLTEL or one of its Affiliates, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar Laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. To the best of its knowledge, neither ALLTEL nor any of its Affiliates has failed to duly comply with all of the material terms and conditions of each such Material Agreement (and no Claim is pending or, to the knowledge of ALLTEL, threatened in writing to the effect that ALLTEL or any of its Affiliates has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any of such Material Agreements or impair in any material respect the rights or benefits of, or materially increase the costs to, ALLTEL or any of its Affiliates under any of such Material Agreements.

     SECTION 6.10. Broker or Finder. Except Salomon Smith Barney Inc. which is
     ------------------------------
an advisor to ALLTEL, no broker or finder has acted on its behalf in connection with this Agreement or the Transactions and ALLTEL agrees to indemnify the ATC Indemnitees from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of ALLTEL or its Affiliates, including, without limitation, Salomon Smith Barney Inc.

     SECTION 6.11. Operating and Maintenance. Agreements. Except for the
     ---------------------------------------
Contracts set forth in Section 6.11 of the ALLTEL Disclosure Schedule, there are no Contracts to which ALLTEL is a party or subject to presently in effect associated with the operations or maintenance of any Included Site (or any portion thereof) that can not be terminated by ALLTEL upon less than one hundred eighty (180) days prior written notice without penalty.

     SECTION 6.12. Environmental Matters. With respect to Included Sites only
     -----------------------------------
and except as set forth in Section 6.12 of the ALLTEL Disclosure Schedule, or, with respect to paragraphs (a), (b), (c) and (d)(i), except for such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an ALLTEL Material Adverse Effect:

     (a) ALLTEL has no knowledge of any written request for information or other correspondence concerning its potential liability with respect to any Site under or pursuant to any Environmental Law, and (ii) neither ALLTEL nor any of its Affiliates is a party to or, to ALLTEL's knowledge, threatened with any Action involving a demand for damages or other potential liability with respect to violations or breaches with respect to a Site of any Environmental Law;

     (b) neither ALLTEL nor any of its Affiliates has entered into or has knowledge of any consent decree, compliance order or administrative order issued pursuant to any Environmental Law with respect to a Site, and (ii) neither ALLTEL nor any of its Affiliates is a party in interest or, to ALLTEL's knowledge, in default under any judgment, order, writ, injunction or decree of any final order issued with respect to a Site pursuant to any Environmental Law;

     (c) to ALLTEL's knowledge, each of ALLTEL, its Affiliates and the Sites is in compliance with all Environmental Laws (to the extent such compliance relates solely to the Sites), has obtained all Environmental Permits relating to the Sites that are required under Environmental Laws, and has filed all applications, notices and other documents required to be filed to effect the timely renewal or issuance of all Environmental Permits relating to the ownership or operation of the Sites in the manner owned, operated and conducted as of the Effective Date or proposed to be owned, operated and conducted prior to the Closing Date;

     (d) to ALLTEL's knowledge, (i) there are no Hazardous Materials present on a Site as a result of any Releases, including without limitation from underground storage tanks, and (ii) neither ALLTEL nor any of its Affiliates has conducted or has knowledge of any Phase II environmental site assessment report as to material environmental matters relating to any Site;

     (e) to the knowledge of ALLTEL, neither ALLTEL nor any of its Affiliates has installed or used any above ground or underground storage tanks for Hazardous Materials on any Site and, to ALLTEL's knowledge, there are no above ground or underground storage tanks for Hazardous Materials on any Site; and

     (f) ALLTEL has no knowledge of any past or present Event involving a Site, which Event, individually or in the aggregate, would reasonably be expected to have an ALLTEL Material Adverse Effect as a result of any Environmental Law.

     SECTION 6.13 Copies of Documents. With respect to any Ground Leases,
     --------------------------------
Existing Tenant Leases, or other documents or agreements related to the Included Sites and provided to ATC hereunder or upon ATC's request, to the knowledge of ALLTEL, are true, correct and complete in all material respects and include all amendments, supplements and modifications thereto or material waivers currently in effect thereunder.

                                  ARTICLE VII

                          REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF ATC

ATC hereby represents and warrants to ALLTEL as follows:

     SECTION 7.1. Organization and Business; Power and Authority; Effect of
     ----------------------------------------------------------------------
Transaction.
-----------

     (a) ATC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted. ATC is, or shall be as of the applicable Closing Date, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which an Included Site is located, except in such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and will not reasonably be expected to have an ATC Material Adverse Effect.

     (b) ATC has all requisite power and authority (corporate and other) to execute, deliver and to perform its obligations under this Agreement and each Transaction Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Transactions and the other transactions contemplated hereby and thereby; and the execution, delivery and performance by ATC of this Agreement and each Transaction Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATC, and no other corporate proceedings on the part of ATC are necessary to authorize this Agreement or the transactions contemplated hereby or to consummate the Transactions. This Agreement has been duly executed and delivered by ATC and constitutes, and each Transaction Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATC will constitute, a legal, valid and binding obligation of ATC, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar Laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

     (c) The execution, delivery and performance by ATC of this Agreement and any Transaction Document executed or required to be executed by it pursuant hereto or thereto do not, and the consummation by ATC of the Transactions and the other transactions contemplated hereby and thereby, and compliance by ATC with the terms, conditions and provisions hereof or thereof will not:

                    (i) (A) except with respect to the ATC Parent Indenture, conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATC or any Law, (B) conflict with, or result in a breach or violation of, or constitute a default under, or permit the termination, cancellation or acceleration of any obligation or liability (with or without notice, lapse of time or both) in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such termination, cancellation or acceleration of, or result in any material change in the rights or obligations of any party under, any Governmental Authorization, Private Authorization or Material Agreement of ATC, except for such exceptions as individually or in the aggregate would not have an ATC Material Adverse Effect; or

                    (ii) require ATC to make or obtain any Governmental
            Authorization, Governmental Filing or Private Authorization, except, if required, for filings under the Hart-Scott-Rodino Act.

     SECTION 7.2. [RESERVED].
     -----------------------

     SECTION 7.3. Compliance with Governmental Authorizations and Applicable
     -----------------------------------------------------------------------
Law. ATC and each of its Affiliates has conducted its business and
---
owned and operated its property and assets in accordance with all applicable Laws and Governmental Authorizations, except for such breaches, violations and defaults as, in the aggregate, have not had and will not have an ATC Material Adverse Effect. Neither ATC nor any of its Affiliates is in or is charged by any Governmental Authority with, or, to ATC's knowledge, is threatened or under investigation by any Governmental Authority with respect to, any breach or violation of, or default in the performance, observance or fulfillment of, any applicable Law which, in the aggregate, has had or will have an ATC Material Adverse Effect. No Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Governmental Authorization or any applicable Law, except for such breaches, violations or defaults as, in the aggregate, have not had and will not have an ATC Material Adverse Effect.

     SECTION 7.4. Broker or Finder. No broker or finder has acted on its behalf
     -----------------------------
in connection with this Agreement or the transactions contemplated herein and ATC agrees to indemnify the ALLTEL Indemnitees from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of ATC or any of its Affiliates.

     SECTION 7.5. Sufficient Funding. ATC has made available to ALLTEL copies of
     -------------------------------
the ATC Parent Indenture pursuant to which ATC will, at the time of each Closing, have funds sufficient to consummate the Transactions to be consummated at such Closing and to pay the related fees and expenses of ATC. ATC will, at the time of each Closing, have sufficient funds available to consummate the Transactions to be consummated at such Closing, including, without limitation, sufficient funds to pay the Rent to ALLTEL in respect of all of the Sublease Interests being leased or subleased at such Closing.

                                 ARTICLE VIII

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF ATC Parent

     ATC Parent hereby represents and warrants to ALLTEL as follows:

     SECTION 8.1. Organization and Business; Power and Authority; Effect of
     ----------------------------------------------------------------------
Transaction.
-----------

     (a) ATC Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted.

     (b) ATC Parent has all requisite power and authority (corporate and other) to execute, deliver and to perform its obligations under this Agreement and each Transaction Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Transactions and the other transactions contemplated hereby and thereby; and the execution, delivery and performance by ATC Parent of this Agreement and each Transaction Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATC Parent, and no other corporate proceedings on the part of ATC Parent are necessary to authorize this Agreement or the transactions contemplated hereby or to consummate the Transactions. This Agreement has been duly executed and delivered by ATC Parent and constitutes, and each Transaction Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATC Parent will constitute, a legal, valid and binding obligation of ATC Parent, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar Laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

     (c) The execution, delivery and performance by ATC Parent of this Agreement and any Transaction Document executed or required to be executed by it pursuant hereto or thereto do not, and the consummation by ATC Parent of the Transactions and the other transactions contemplated hereby and thereby, and compliance by ATC Parent with the terms, conditions and provisions hereof or thereof will not:

                    (i) (A) except as may be required pursuant to the ATC Parent
            Indenture, conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATC Parent or any Law, (B) conflict with, or result in a breach or violation of, or constitute a default under, or permit the termination, cancellation or acceleration of any obligation or liability (with or without notice, lapse of time or both) in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such termination, cancellation or acceleration of, or result in any material change in the rights or obligations of any party under, any Governmental Authorization, Private Authorization or Material Agreement of ATC Parent, except for such exceptions as individually or in the aggregate would not have an ATC Material Adverse Effect; or

                    (ii) require ATC Parent to make or obtain any Governmental
            Authorization, Governmental Filing or Private Authorization, except for (x) filings under the Hart-Scott-Rodino Act, if required, and the Securities and Exchange Act of 1934, as amended, and with the New York Stock Exchange, and (y) such exceptions as individually or in the aggregate would not have an ATC Material Adverse Effect.

     SECTION 8.2. [RESERVED].
     -----------------------

     SECTION 8.3. Compliance with Governmental Authorizations and Applicable
     -----------------------------------------------------------------------
Law. ATC and each of its Affiliates has conducted its business and owned and
---
operated its property and assets in accordance with all applicable Laws and Governmental Authorizations, except for such breaches, violations and defaults as, in the aggregate, have not had and will not have an ATC Material Adverse Effect. Neither ATC nor any of its Affiliates is in or is charged by any Governmental Authority with, or, to ATC's knowledge, is threatened or under investigation by any Governmental Authority with respect to, any breach or violation of, or default in the performance, observance or fulfillment of, any applicable Law which, in the aggregate, has had or will have an ATC Material Adverse Effect. No Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Governmental Authorization or any applicable Law, except for such breaches, violations or defaults as, in the aggregate, have not had and will not have an ATC Material Adverse Effect.

     SECTION 8.4. Broker or Finder. No broker or finder has acted on its behalf
     -----------------------------
in connection with this Agreement or the transactions contemplated herein and ATC Parent agrees to indemnify the ALLTEL Indemnitees from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of ATC Parent or any of its Affiliates.

     SECTION 8.5. Sufficient Funding. ATC has made available to ALLTEL copies
     -------------------------------
of the ATC Parent Indenture pursuant to which ATC will, at the time of each Closing, have funds sufficient to consummate the Transactions to be consummated at such Closing and to pay the related fees and expenses of ATC. ATC will, at the time of each Closing, have sufficient funds available to consummate the Transactions to be consummated at such Closing, including, without limitation, sufficient funds to pay the Rent to ALLTEL in respect of all of the Sublease Interests being leased or subleased at such Closing.

     SECTION 8.6. ATC Representations and Warranties. The representations and
     -----------------------------------------------
warranties of ATC set forth in Article VII are true and correct.

                                  ARTICLE IX

                            [INTENTIONALLY OMITTED]

                                   ARTICLE X

                  CONDITIONS TO OBLIGATIONS OF ALLTEL AND ATC

     SECTION 10.1. Conditions to Obligations of Each Party. The respective
     -----------------------------------------------------
obligations of each Party to consummate the Transactions, on each Closing Date, shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to each Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

     (a) As of the Closing Date, no Action shall be pending before any Governmental Authority that has resulted or is reasonably likely to result in any judgement, order or decree enjoining, restraining, prohibiting or making illegal the consummation of the Transactions contemplated at that Closing, taken as a whole, it being understood and agreed that a written request by any Governmental Authority for information with respect to the Transactions, which information could be used in connection with such Action, shall not in itself be deemed to be a Action pending before any such Governmental Authority;

     (b) The waiting period (and any extension thereof), if any, applicable to the consummation of the Transactions under the Hart-Scott-Rodino Act shall have expired or been terminated; and

     (c) Except with respect to the Hart-Scott-Rodino Act, all authorizations, consents, waivers, orders or approvals required to be obtained from all Governmental Authorities, and all filings, submissions, registrations, notices or declarations required to be made by any of the parties with any Governmental Authority, prior to the consummation of the Transactions contemplated at that Closing, shall have been obtained from, and made with, all such Governmental Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have an ALLTEL Material Adverse Effect or an ATC Material Adverse Effect, as the case may be.

     (d) All Required Consents and all Private Authorizations required pursuant to Section 6.4 shall have been obtained from all Persons (other than Governmental Authorities) prior to the applicable Closing (including without limitation, at the cost and expense of ALLTEL, all modifications, if any, of Ground Leases, Existing Tenant Leases, Site Maintenance Agreements, and Material Agreements) and shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement that has had or would be reasonably likely to have an ALLTEL Material Adverse Effect or an ATC Material Adverse Effect, as the case may be, and in accordance with the provisions of Sections 3.3 and 4.6; provided, however, that to the extent any such Required Consents or Private Authorizations have not been obtained with respect to a Site, the Closing for such Site shall be postponed until a subsequent Closing unless such Closing is the Final Closing in accordance with Section 4.6.

     SECTION 10.2. Conditions to Obligations of ATC. The obligation of ATC
     ----------------------------------------------
to consummate the Transactions, on each Closing Date, shall be subject to the satisfaction at or prior to each such Closing Date of the following conditions, any or all of which may be waived, in whole or in part, by ATC and ATC Parent to the extent permitted by applicable Law:

     (a) All agreements, certificates, opinions and other documents required to be delivered to ATC pursuant to the provisions of this Agreement shall have been delivered to ATC (including, with respect to each Included Site, the Tower File Data on or before fifteen (15) days prior to the applicable Closing Date, provided, however, that the delivery of the Required Co-Location Documents shall be governed by the terms and conditions of Section 5.16);

     (b) Subject to Section 4.6, (i) the representations and warranties of ALLTEL contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date, except (x) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (y) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, have not had and will not be reasonably likely to have an ALLTEL Material Adverse Effect; (ii) each and all of the agreements and covenants to be performed or satisfied by ALLTEL hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and (iii) ALLTEL shall have furnished ATC with a certificate signed by an executive officer of ALLTEL stating that the conditions of this Section 10.2(b)(i) and (ii) have been satisfied;

     (c) On or prior to the Initial Closing Date, ALLTEL shall have (i) executed and delivered to ATC the Sublease and the same shall have become effective as of the Initial Closing Date and shall remain in effect as of the applicable Closing Date, and (ii) delivered an opinion, dated as of the Initial Closing Date, of Kutak Rock LLP, counsel for ALLTEL, in the form attached hereto as Exhibit G and made a part hereof.

     (d) On or prior to the applicable Closing Date with respect to a Site, ALLTEL shall have executed and delivered to ATC the following:

                       (i) A certificate as of the applicable Closing Date setting forth (A) any additions or deletions of antennas on each Tower included in such Closing since the Effective Date, and (B) any amendments, extensions or terminations of, or any new licenses, leases or subleases with any other Person (including, without limitation, Ground Leases, Existing Tenant Leases, and Site Maintenance Agreements) related to the applicable Included Sites;

                       (ii) A complete and accurate Site Designation Supplement
             or site schedule, as applicable, for each Included Site and the same shall have become effective as of the applicable Closing Date; provided, however, that ATC may elect, in its sole discretion, to waive this obligation to Closing with respect to any

             Site and in such event the Parties thereto mutually agree to resolve, in good faith and in accordance with Section 4.5, the complete and accurate form of such Site Designation Supplement or site schedule, as applicable, and execute such form no more than forty (40) days following the applicable Closing Date; and

                       (iii) If applicable, each ALLTEL Entity that executes a
             Joinder to Agreement hereto shall have executed a similar joinder to the Sublease, BTS Agreement, and Site Management Agreement in accordance with the terms therein.

     SECTION 10.3. Conditions to Obligations of ALLTEL. The obligation of ALLTEL
     -------------------------------------------------
to consummate the Transactions, on each Closing Date, shall be subject to the satisfaction at or prior to each such Closing Date of the following conditions, any or all of which may be waived, in whole or in part, by ALLTEL to the extent permitted by applicable Law:

     (a) All agreements, certificates, opinions and other documents required to be delivered to ALLTEL pursuant to the provisions of this Agreement shall have been delivered to ALLTEL;

     (b) The representations and warranties of ATC and ATC Parent contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date, except (x) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (y) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, have not had and will not be reasonably likely to have ATC Material Adverse Effect; (ii) each and all of the agreements and covenants to be performed or satisfied by ATC or ATC Parent hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and (iii) ATC and ATC Parent shall have furnished ALLTEL with a certificate signed by an executive officer of ATC and ATC Parent respectively stating that the conditions of this Section 10.3(b)(i) and (ii) have been satisfied;

     (c) On or prior to the Initial Closing Date, ATC Parent and ATC shall have
(i) executed and delivered to ALLTEL the Sublease and the same shall have become effective as of the Initial Closing Date and shall remain in effect as of the applicable Closing Date, and (ii) delivered an opinion, dated as of the Initial Closing Date, of Sullivan & Worcester LLP, counsel for ATC, in the form attached hereto as Exhibit H and made a part hereof; and

     (d) On or prior to the applicable Closing Date with respect to a Site, ATC shall have executed and delivered to ALLTEL a Site Designation Supplement or site schedule, as applicable, for each Included Site and the same shall have become effective as of the applicable Closing Date; provided, however, that in the event that ATC elects to exercise its right to waive this obligation as a condition to Closing with respect to any Site pursuant to Section 10.2(d)(ii), ALLTEL shall also have been deemed to have waived such obligation hereunder and in such event the Parties thereto mutually agree to resolve, in good faith and in accordance with Section 4.5, the complete and accurate form of such Site Designation Supplement or site schedule, as applicable, and execute such form no more than forty (40) days following the applicable Closing Date.

                                  ARTICLE XI

                                INDEMNIFICATION

     SECTION 11.1. Survival. The representations and warranties of the Parties
     ----------------------
contained in or made pursuant to this Agreement or any Transaction Document shall survive the applicable Closing and shall remain operative and in full force and effect for a period of eighteen (18) months after the applicable Closing Date, except that in the case of matters of a nature referred to in Sections 6.1, 7.1, and 8.1 which shall survive and remain operative and in full force and effect for the applicable statute of limitations, regardless of any investigation thereof made by or on behalf of any Party hereto. The covenants and agreements of the parties contained in or made pursuant to this Agreement or any Transaction Document shall survive any Closing (unless any such covenant or agreement by its express terms in this Agreement does not so survive or survives for a lesser period) and shall remain operative and in full force and effect for the statute of limitations applicable to contractual obligations. The term "Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives any Closing as provided in this Section. No claim for indemnification may be asserted after the expiration of the Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which arises and is the subject of a Claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

     SECTION 11.2. Indemnification.
     -----------------------------

     (a) Each of the ALLTEL Companies agrees, severally and not jointly, that it shall indemnify, defend and hold harmless the ATC Indemnitees from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys', accountants' and experts' fees and expenses incurred, including those incurred to enforce the terms of this Agreement or any Transaction Document (collectively, "Loss and Expense"), suffered by the ATC Indemnitees by reason of or arising out of (i) any breach of representation or warranty made by the applicable ALLTEL pursuant to this Agreement, and (ii) any failure by the applicable ALLTEL to perform or fulfill any of its covenants or agreements set forth in this Agreement.

     (b) ATC agrees that it shall indemnify, defend and hold harmless the ALLTEL Indemnitees from and against all Loss and Expense suffered by any of them by reason of or arising out of (i) any breach of representation or warranty made by ATC or ATC Parent pursuant to this Agreement, and (ii) any failure by ATC or ATC Parent to perform or fulfill any of its covenants or agreements set forth in this Agreement.

     SECTION 11.3. Limitation of Liability.
     -------------------------------------

     (a) Notwithstanding the provisions of Section 11.2, the ATC Indemnitees, on the one hand, and the ALLTEL Indemnities, on the other hand, shall be entitled to recover their Loss and Expense in respect of any Claim pursuant to the provisions of Sections 11.2(a)(i) and (b)(i), as the case may be, only (i) in the event that the aggregate Loss and Expense for all Claims exceed, in the aggregate, one percent (1%) of the sum of (x) the aggregate Rent payable by ATC with respect to all of the Included Sites and (y) the aggregate Purchase Price payable by ATC with respect to all of the Included Sites, in which event the indemnified party shall only be entitled to recover all such Loss and Expense in excess of that amount; and (ii) to the extent that the aggregate Loss and Expense for all Claims does not exceed twenty-nine percent (29%) of the sum of
(x) the aggregate Rent payable by ATC with respect to all of the Included Sites and (y) the aggregate Purchase Price payable by ATC with respect to all of the Included Sites.

     (b) In the case any event shall occur which would otherwise entitle any Party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such Party from any insurance policies with respect thereto.

     (c) Except in the event of fraud, intentional misrepresentation or intentional breach of warranty, covenant or agreement or as otherwise provided in Section 13.5 (solely with respect to the remedy of specific performance set forth therein) and notwithstanding any other provision of this Agreement (including, without limitation, the provisions of Section 13.5 (other than the remedy of specific performance set forth therein)), the sole and exclusive remedy of ATC or its Affiliates before or after any Closing or termination of this Agreement with respect to the Site Exclusion Criteria under Sections 4.6(a)(ii) through (vi) or with respect to the ALLTEL Disclosure Schedules under
Section 4.6(b) is to cause the applicable Site, at ATC's option, to be designated as an Excluded Site or to defer the Closing for such Site to a later Closing Date.

     SECTION 11.4. Notice of Claims. If an indemnified party believes that
     ------------------------------
it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable Indemnity Period specified in Section 11.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify prejudices such indemnifying party's ability to defend against such Claim.

     SECTION 11.5. Defense of Third Party Claims. The indemnifying party shall
     -------------------------------------------
have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the indemnified party, any third party Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Action or other Claim, then the indemnified party may defend, through counsel of its own choosing, such Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Action or other Claim and to recover from the indemnifying party the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Action or other Claim without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such Action or other Claim (a) include a full release of the indemnified party from the Action or other Claim which is the subject of the settlement proposal, and (b) if the indemnified party is an ATC Indemnitees, do not include any term or condition which would restrict in any material manner rights and remedies of ATC under the Sublease or the continued ownership or operations of the Sublease Interests and Acquired Interests or the conduct of any other business of ATC or any of its Affiliates) in substantially the manner then being owned, operated and conducted by ATC or any of its Affiliates (or any successor or assign). No matter whether an indemnifying party defends or prosecutes any third party Action or Claim, the indemnified and indemnifying parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include access during normal business hours afforded to the indemnifying party to, and reasonable retention by the indemnified party of, records and information which are reasonably relevant to such third party Action or Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith.

     SECTION 11.6. Exclusive Remedy. Except for fraud, intentional
     ------------------------------
misrepresentation or intentional breach of warranty, covenant or agreement or as otherwise provided in Section 13.5 (solely with respect to the remedy of specific performance set forth therein) or as may be provided for in any other Transaction Document, the indemnification provided in this Article shall be the sole and exclusive post-Final Closing remedy available to any Party against any other party for any Claim under this Agreement.

                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 12.1. Termination. This Agreement may be terminated at any time
     -------------------------
only pursuant to the following provisions:

     (a) by mutual consent of ALLTEL and ATC; or

     (b) by ATC or ALLTEL if any permanent injunction, decree or judgment of any Governmental Authority preventing consummation of the Transactions, taken as a whole, shall have become final and nonappealable; or

     (c) by ALLTEL in the event (i) none of the ALLTEL Companies is in material breach of this Agreement and none of any of their representations or warranties shall have become and continue to be untrue in any manner that would cause the condition set forth in Section 10.2(b) not to be satisfied, and (ii) ATC is in material breach of this Agreement or any of its representations or warranties shall have been or become and continue to be untrue in any manner that would cause the conditions set forth in Section 10.3(b) not to be satisfied, and such a breach or untruth exists and is capable of being cured and is not cured on or prior to, or is not capable of being cured by and will prevent or delay consummation of the Final Closing by or beyond, the Termination Date; or

     (d) by ATC in the event (i) neither ATC nor ATC Parent is in material breach of this Agreement and none of either of its representations or warranties shall have become and continue to be untrue in any manner that would cause the condition set forth in Section 10.3(b) not to be satisfied, and (ii) any of the ALLTEL Companies is in material breach of this Agreement or any of the ALLTEL Companies' representations or warranties shall have been or become and continue to be untrue in any manner that would cause the conditions set forth in Section 10.2(b) not to be satisfied, and such a breach or untruth exists and is capable of being cured and is not cured on or prior to, or is not capable of being cured by and will prevent or delay consummation of the Final Closing by or beyond, the Termination Date; or

     (e) by either ATC or ALLTEL, (i) if all of the conditions to ATC's or ALLTEL's obligations (as the case may be) to consummate the Initial Closing set forth in Sections 10.1 and 10.2 (in the case of ATC) and 10.1 and 10.3 (in the case of ALLTEL) shall not have been satisfied or waived on or before the last day of the six (6) -month period commencing on the Effective Date, or (ii) on or after the Termination Date, in either case for any reason other than a breach or default by such terminating Party of its respective representations, warranties, covenants, agreements or other obligations hereunder such that the conditions to the non-terminating Party's obligations to consummate the Initial Closing or other applicable Closing, as the case may be, set forth in Section 10.3(b) or
Section 10.2(b), as the case may be, would not be satisfied; or

     (f) by ALLTEL in the event (i) none of the ALLTEL Companies is in material breach of this Agreement and none of any of their representations or warranties shall have become and continue to be untrue in any manner that would cause the condition set forth in Section 10.2(b) not to be satisfied, and (ii) ATC or ATC Parent is, at the time of any Closing, in breach of the representations and warranties set forth in Section 7.5 or 8.5, respectively.

     The term "Termination Date" shall mean eight months (8) following the Initial Closing Date or such other date as the Parties may, from time to time, mutually agree. The right of ATC or the ALLTEL Companies to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any such Party or any of their respective Representatives whether prior to or after the execution of this Agreement. The right of ATC or the ALLTEL Companies to terminate this Agreement pursuant to this Section shall be exercised by written notice to the non-terminating Parties.

     If this Agreement is terminated by ALLTEL pursuant to Section 12.1(c),
Section 12.1(e) or Section 12.1(f) (but only if at the time of such termination, ATC is in material breach of this Agreement or any of its representations and warranties shall have been untrue in any manner that would cause the conditions in Section 10.3(b) not to be satisfied), then ALLTEL shall be entitled to and ATC Parent shall pay ALLTEL, at ALLTEL's election, within ten (10) business days of delivery to ATC by ALLTEL of a written demand therefor at any time after the date of such termination, a termination fee in the amount of fifty million dollars ($50,000,000) ("Termination Fee") by wire transfer of immediately available funds to an account in the United States designated in writing by ALLTEL. Any election by ALLTEL to receive the Termination Fee under this paragraph shall constitute its sole and exclusive remedy in the event of such termination of this Agreement, except for the provisions of Article XI with respect to prior Closings.

     SECTION 12.2. Effect of Termination. Except as provided in Sections 4.3,
     -----------------------------------
5.1, 5.2 (with respect to confidentiality), 5.4, 5.14, 5.15 and 12.1 and this Section and Article XIII, in the event of the termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void, there shall be no liability on the part of any Party, or any of their respective stockholders, partners, members, officers or directors, to the other and all rights and obligations of any Party shall cease; provided, however, that, (i) such termination shall not, except in the case ALLTEL has elected to receive and has received the Termination Fee pursuant to the provisions of Section 12.1 (other than in the event of any fraud, willful misrepresentation or willful breach by ATC or ATC Parent), relieve any Party from liability for any fraud, intentional misrepresentation or intentional breach of any of its warranties, covenants or agreements set forth in this Agreement, and (ii) no termination of this Agreement shall result in the rescission of any Closing theretofore consummated hereunder or affect or terminate the rights, remedies and obligations of the Parties (including without limitation Article XI) with respect to such previously consummated Closing. Notwithstanding the foregoing, each party shall have the right to seek specific performance of this Agreement pursuant to the provisions of Section 13.5.

                                 ARTICLE XIII

                              GENERAL PROVISIONS

     SECTION 13.1. Waivers; Amendments. Changes in or additions to this
     ---------------------------------
Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the Parties hereto. No delay on the part of either Party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or to exercise any right or remedy hereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision hereof or default hereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection herewith.

     SECTION 13.2. ALLTEL References. Anything in this Agreement to the
     -------------------------------
contrary notwithstanding, each of the ALLTEL Companies acknowledges and agrees that (a) all of the representations and warranties of ALLTEL set forth in
Article VI, and (b) each of the covenants and agreements of ALLTEL set forth in this Agreement, including without limitation Articles III, IV, V and XI, are intended to apply, and shall apply, to each of the ALLTEL Companies with respect to the applicable Sites with the same force and effect as though each were specifically named therein.

     SECTION 13.3. Notices. All notices and other communications which by any
     ---------------------
provision of this Agreement are required or permitted to be given shall be given in writing and shall be deemed to have been delivered (a) five (5) business days after being mailed by first-class or express mail, postage prepaid, (b) the next day when sent overnight by a nationally recognized courier service, (c) upon confirmation when sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or by a nationally recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (d) upon delivery when personally delivered to the receiving Party (which if other than an individual shall be an officer or other responsible party of the receiving Party). All such notices and communications shall be mailed, sent or delivered as set forth below or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other Party.

          If to ATC or ATC Parent:

                    116 Huntington Avenue
                    Boston, Massachusetts 02116
                    Attention: Chief Financial Officer and General Counsel Telecopier No.: (617) 375-7575
          with a copy to (which shall not constitute notice to ATC or ATC
Parent):

                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston, Massachusetts 02109
                    Attention:  Norman A. Bikales, Esq.
                    Telecopier No.:  (617) 338-2880

          If to ALLTEL:

                    ALLTEL Communications, Inc.
                    One Allied Drive
                    Little Rock, Arkansas 72202
                    Attention: President and General Counsel
                    Telecopier No.: (501) 905-0962

     SECTION 13.4. Power of Attorney. Each and every one of the ALLTEL Companies
     -------------------------------
other than ALLTEL Inc. hereby irrevocably constitutes and appoints ALLTEL Inc. as its and their agent and attorney-in-fact to modify, amend or otherwise change or waive any and all terms, conditions and other provisions of this Agreement and any other of the Transaction Documents, to exercise on behalf of the ALLTEL Companies any options or elections granted to ALLTEL hereunder, to take all actions and execute all documents necessary or desirable to effect the terms hereof and thereof, to take all actions and execute all documents which may be necessary or desirable in connection therewith, to give and receive all consents and all notices hereunder, to negotiate, settle and compromise claims for indemnification hereunder, and to perform any other act arising out of or pertaining to this Agreement. ALLTEL Inc. hereby accepts the foregoing appointment. Nothing herein shall be deemed to make ALLTEL Inc. liable to any of the ALLTEL Companies because of service in the foregoing capacity as agent and attorney-in-fact. In performing any of its duties under this Section, ALLTEL Inc. shall not incur any Liability whatsoever to any of the ALLTEL Companies or its Affiliates. It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective Parties hereto and shall be binding and enforceable on and against the respective successors and assigns of ALLTEL Inc., and each of them, and this power of attorney shall not be revoked or terminated and shall continue to be binding and enforceable in the manner provided herein.

     SECTION 13.5. Specific Performance; Other Rights and Remedies. Each Party
     -------------------------------------------------------------
recognizes and agrees that in the event the other Party should refuse to perform any of its obligations under this Agreement or any Transaction Document, the remedy at Law would be inadequate and agrees that for breach of such provisions, each Party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article XI, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting any Party from pursuing any other remedies available to it pursuant to the provisions of this Agreement or applicable Law for such breach or threatened breach, including without limitation the recovery of damages, subject to the terms and conditions of Section 13.15.

     SECTION 13.6. Severability. If any term or provision of this Agreement
     --------------------------
shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any Law, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such Law, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any Party, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

     SECTION 13.7. Counterparts. This Agreement may be executed in several
     --------------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the Parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one set of such counterparts.

     SECTION 13.8. Section Headings. The headings contained in this Agreement
     ------------------------------
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 13.9. Governing Law. The validity, interpretation, construction and
     ---------------------------
performance of this Agreement shall be governed by, and construed in accordance with, the applicable Laws of the state of Delaware applicable to contracts made and performed in such state and, in any event, without giving effect to any choice or conflict of Laws provision or rule that would cause the application of domestic substantive Laws of any other jurisdiction.

     SECTION 13.10. Further Acts. Each Party agrees that at any time, and from
     ---------------------------
time to time, before and after the consummation of the Transactions, it will do all such things and execute and deliver all such Transaction Documents and other assurances, as any other Party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the Transactions or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

     SECTION 13.11. Entire Agreement. This Agreement (together with the ALLTEL
     -------------------------------
Disclosure Schedule, the Exhibits hereto, and the other documents delivered or to be delivered in connection herewith) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the Parties, with respect to the subject matter hereof. Each of the Parties is a sophisticated Person that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Each of the Parties hereby acknowledges that (a) none of the Parties has relied or will rely in respect of this Agreement or the Transactions upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (or such of the foregoing as are delivered at the Closing), (b) there are no covenants or agreements by or on behalf of any Party or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement and the Transaction Documents, and (c) the Parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement and the Transaction Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE RESPECTIVE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLES VI, VII, AND VIII OF THIS AGREEMENT, NONE OF THE PARTIES MAKES AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     SECTION 13.12. Assignment. Neither ATC nor any ALLTEL Company nor any
     -------------------------
ALLTEL Guarantor may assign its rights and obligations under, or grant a security interest in, this Agreement to any Person without the consent of the other Parties hereto except that it shall inure to the benefit of and be binding upon any successor to any Party by operation of Law, including by way of mergers, consolidation or sale, transfer or other disposition of all or substantially all of its assets, including without limitation pursuant to any liquidation or dissolution; provided, however, that (a) ATC may assign all of its rights and obligations hereunder to one or more wholly-owned subsidiaries of ATC Parent and to Permitted Subleasehold Mortgagees (as defined in the Sublease) without the consent of any ALLTEL Company so long as (i) ATC fully, irrevocably and unconditionally guarantees all such obligations, and (ii) in the case of any wholly-owned subsidiary of ATC Parent, such assignee becomes a party hereto and bound by the provisions hereof, and (b) any ALLTEL Company or ALLTEL Guarantor may assign its rights and obligations hereunder, in whole or in part, to any Affiliate of such ALLTEL Company without the consent of ATC so long as (i) the assigning ALLTEL Company or ALLTEL Guarantor fully, irrevocably and unconditionally guarantees all such obligations and (ii) such assignee becomes a party hereto and bound by the provisions hereof. All references herein to any Party shall be deemed to include any successor (including a corporate successor) to such Party. In the event that ATC Parent assigns any of its rights or interest in or to this Agreement, ATC Parent shall not be released from its liability and obligations under this Agreement.

     SECTION 13.13. Parties in Interest. This Agreement shall be binding upon
     ----------------------------------
and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 13.14. Mutual Drafting. This Agreement is the result of the joint
     --------------
efforts of ALLTEL and ATC, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.

     SECTION 13.15. [RESERVED].
     -------------------------

     SECTION 13.16. Excluded Damages. NOTWITHSTANDING THE PROVISIONS OF SECTION
     -------------------------------
11 OR ANY OTHER PROVISION TO THE CONTRARY, EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO RECOVER AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL (INCLUDING BUT NOT LIMITED TO LOST PROFITS), PUNITIVE, EXEMPLARY AND SIMILAR DAMAGES AND THE MULTIPLIED PORTION OF DAMAGES, HOWEVER ARISING, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     SECTION 13.17. Expenses. The phrase "ATC and ALLTEL shall share or bear
     -----------------------
equally the cost" and other similar expressions that appear throughout this Agreement shall mean that ATC, on the one hand, bears fifty percent (50%) of the applicable cost, and ALLTEL, on the other hand, bears fifty percent (50%) of such cost.

     SECTION 13.18. Agents. In no event will either Party to this Agreement be
     ---------------------
deemed to be or constitute the agent or representative of the other Party to this Agreement.

     SECTION 13.19. Several Liability. Notwithstanding any other provision of
     --------------------------------
this Agreement to the contrary, and notwithstanding any liability or obligation that ALLTEL would have as a general partner of any of the other ALLTEL Companies under this Agreement or any Site Designation Supplement (in each case, whether or not expressly set forth herein or therein), by operation or law or otherwise,
(i) the obligations of any ALLTEL Company (other than the ALLTEL Guarantors pursuant to Section 5.15) under this Agreement are several and not joint, and
(ii) each of the ALLTEL Companies (other than the ALLTEL Guarantors pursuant to Section 5.15) will have no personal liability for the payment or performance of any obligation of any of the other ALLTEL Companies under this Agreement.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]
                  (Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, all effective as of the day and year first written above.

                    ATC:

                    American Towers, Inc., a Delaware corporation

                    By: _________________________________________________
                        Name: James S. Eisenstein
                        Title: Executive Vice President and Chief Development
                               Officer

                    ATC PARENT:

                    American Tower Corporation, a Delaware corporation



                    By: _________________________________________________
                        Name: James S. Eisenstein
                        Title: Executive Vice President and Chief Development
                               Officer

                    ALLTEL INC.:

                    ALLTEL Communications, Inc., a Delaware corporation

                    By: _________________________________________________
                        Name: Scott T. Ford
                        Title: President


                    ALLTEL ENTITIES:


                    360(degrees) Communications Company
                    360(degrees) Communications Company of Charlottesville 360(degrees) Communications Company of Florida
                    360(degrees) Communications Company of Ft. Walton Beach
                         Limited Partnership, by 360(degrees) Communications Company of Florida, its general partner
                    360(degrees) Communications Company of Hickory Limited
                         Partnership by 360 Communications Company of Hickory No. 1, its general partner
                    360(degrees) Communications Company of Lynchburg 360(degrees) Communications Company of Nevada Limited
                         Partnership by ALLTEL Communications, Inc., its general partner
                    360(degrees) Communications Company of New Mexico 360(degrees) Communications Company of North Carolina No. 1

                    360(degrees) Communications Company of Ohio No. 4 360(degrees) Communications Company of South Carolina No. 1 360(degrees) Communications Company of Texas Limited
                         Partnership by 360 Communications Company, its general partner
                    360(degrees) Communications Company of Virginia
                    360(degrees) Communications Company Tennessee No. 2
                         Aliant Cellular, Inc.
                    ALLTEL Alabama Limited Partnership
                         by ALLTEL Corporate Services, Inc., its general partner
                    ALLTEL Mobile Communications of the Carolinas, Inc.
                    ALLTEL Ohio Limited Partnership
                         by 360(degrees) Communications Company of Petersburg, its general partner
                    ALLTEL Wireless Holdings, L.L.C.
                    Florida RSA 9 Limited Partnership
                         by ALLTEL Communications, Inc., its general partner
                    Georgia RSA 14 Cellular Partnership
                         by ALLTEL Communications, Inc., its general partner
                    Greenville MSA Limited Partnership
                         by TeleSpectrum, Inc., its general partner
                    Kansas RSA 15 Limited Partnership
                         by 360(degrees) Communications Company of Nebraska, its general partner
                    Liberty Cellular, Inc.
                    New York NewCo Subsidiary, Inc.
                    North Carolina RSA 15 North Sector Limited Partnership
                         by 360(degrees) Communications Company, its general partner
                    North Carolina RSA 6 Limited Partnership
                         by 360(degrees) Communications Company of North Carolina No. 1, its general partner
                    Ohio Cellular RSA Limited Partnership
                         by 360(degrees) Communications Company of Ohio No. 3, its general partner
                    Radiofone, Inc.
                    RCTC Wholesale Corporation
                    TeleSpectrum, Inc.
                    TeleSpecturm of Virginia, Inc.
                    Tennessee RSA 8 Limited Partnership
                         by 360(degrees) Communications Company of Tennessee No. 1, its general partner
                    Texas RSA #10B-2 Limited Partnership
                         by 360(degrees) Communications Company of Texas No.2, its general partner

          Texas RSA 10B4 Limited Partnership
            by 360(degrees) Communications Company, its general partner Texas RSA 9B3 Limited Partnership by 360(degrees) Communications Company, its general partner Virginia Metronet, Inc.
          Virginia RSA 1 Limited Partnership
            by 360(degrees) Communications Company of Virginia No. 1, its general partner


          By:__________________________________________________________________
            Name: Scott T. Ford
            Title: President

          ALLTEL GUARANTORS:

          Each of the undersigned Affiliates of ALLTEL Inc. hereby executes and delivers this Agreement as an ALLTEL Guarantor solely for the purpose of guaranteeing, jointly and severally, the ALLTEL Obligations in accordance with the terms and conditions of Sections 5.15, 6.1(d), and 13.19, and each agrees to be bound by the provisions of Sections 5.15, 6.1(d), 13.12 and 13.19 with the same force and effect as if each were specifically named as an ALLTEL Guarantor in the above Agreement, such guaranty being in addition to its rights and obligations as an ALLTEL Entity, if applicable.

          360(degrees) Communications Company
          360(degrees) Communications Company of Charlottesville
          360(degrees) Communications Company of Florida

          360(degrees) Communications Company of Ft. Walton Beach Limited
              Partnership
          360(degrees) Communications Company of Hickory Limited Partnership 360(degrees) Communications Company of Lynchburg
          360(degrees) Communications Company of Nevada Limited Partnership 360(degrees) Communications Company of New Mexico
          360(degrees) Communications Company of North Carolina No. 1 360(degrees) Communications Company of Ohio No. 4

          360(degrees) Communications Company of South Carolina No. 1 360(degrees) Communications Company of Texas Limited Partnership by 360(degrees) Communications Company, its general partner 360(degrees) Communications Company of Virginia
          360(degrees) Communications Company Tennessee No. 2
          Aliant Cellular, Inc.
          ALLTEL Alabama Limited Partnership
              by ALLTELL Corporate Services, Inc., its general partner
          ALLTEL Mobile Communications of the Carolinas, Inc.
          ALLTEL Ohio Limited Partnership
              by 360(degrees) Communications Company of Petersburg, its general partner
          ALLTEL Wireless Holdings, L.L.C.
          Florida RSA 9 Limited Partnership
              by ALLTELL Communications, Inc., its general partner
          Georgia RSA 14 Cellular Partnership
              by ALLTELL Communications, Inc., its general partner
          Greenville MSA Limited Partnership
              by TeleSpectrum, Inc., its general partner
          Kansas RSA 15 Limited Partnership
              by 360(degrees) Communications Company of Nebraska, its general partner
          Liberty Cellular, Inc.
          New York NewCo Subsidiary, Inc.
          North Carolina RSA 15 North Sector Limited Partnership
              by 360(degrees) Communications Company, its general partner
          North Carolina RSA 6 Limited Partnership
              by 360(degrees) Communications Company of North Carolina No. 1, its general partner
          Ohio Cellular RSA Limited Partnership
              by 360(degrees) Communications Company of Ohio No.3, its general partner
          Radiofone, Inc. (a Louisiana corporation)
          Radiofone, Inc. (a Tennessee corporation)
          RCTC Wholesale Corporation
          TeleSpectrum, Inc.
          TeleSpecturm of Virginia, Inc.
          Tennessee RSA 8 Limited Partnership
              by 360(degrees) Communications Company of Tennessee No.1, its general partner
          Texas RSA #10B-2 Limited Partnership
              by 360(degrees) Communications Company of Texas No.2, its general partner

          Texas RSA 10B4 Limited Partnership
           by 360(degrees) Communications Company, its general partner
          Texas RSA 9B3 Limited Partnership
           by 360(degrees) Communications Company, its general partner
          Virginia Metronet, Inc.
          Virginia RSA 1 Limited Partnership
           by 360(degrees) Communications Company of Virginia No. 1, its general partner
          360(degrees) Communications Company of Ohio No. 1
          360(degrees) Communications Company of Ohio No. 2
          360(degrees) Communications Company of Ohio No. 3
          360(degrees) Communications Company of Pennsylvania No. 1
          Petersburg Cellular Telephone Company, Inc.
          360(degrees) Communications Company of South Carolina No. 2 360(degrees) Communications Company of Texas No. 1
          360(degrees) Communications Company of Texas No. 3
          360(degrees) Communications Company of Virginia No. 1

          By:________________________________________________________
            Name: Scott T. Ford
            Title: President

                                  EXHIBIT A-1

                            LIST OF EXISTING SITES



                                 SEE ATTACHED.

                                  EXHIBIT A-2

                       LIST OF POTENTIAL EXISTING SITES



                                 SEE ATTACHED.

                                   EXHIBIT B

                            LIST OF ALLTEL ENTITIES



360(degrees) Communications Company
360(degrees) Communications Company of Charlottesville
360(degrees) Communications Company of Florida
360(degrees) Communications Company of Ft. Walton Beach Limited Partnership 360(degrees) Communications Company of Hickory Limited Partnership 360(degrees) Communications Company of Lynchburg
360(degrees) Communications Company of Nevada Limited Partnership
360(degrees) Communications Company of New Mexico
360(degrees) Communications Company of North Carolina No. 1
360(degrees) Communications Company of Ohio No. 4
360(degrees) Communications Company of South Carolina No. 1
360(degrees) Communications Company of Texas Limited Partnership
360(degrees) Communications Company of Virginia
360(degrees) Communications Company Tennessee No. 2
Aliant Cellular, Inc.
ALLTELL Alabama Limited Partnership
ALLTELL Mobile Communications of the Carolinas, Inc.
ALLTELL Ohio Limited Partnership
ALLTELL Wireless Holdings, L.L.C.
Florida RSA 9 Limited Partnership
Georgia RSA 14 Cellular Partnership
Greenville MSA Limited Partnership
Kansas RSA 15 Limited Partnership
Liberty Cellular, Inc.
New York NewCo Subsidiary, Inc.
North Carolina RSA 15 North Sector Limited Partnership
North Carolina RSA 6 Limited Partnership
Ohio Cellular RSA Limited Partnership
Radiofone, Inc.
RCTC Wholesale Corporation
TeleSpectrum, Inc.
TeleSpectrum of Virginia, Inc.
Tennessee RSA 8 Limited Partnership
Texas RSA #10B-2 Limited Partnership
Texas RSA 10B4 Limited Partnership
Texas RSA 9B3 Limited Partnership
Virginia Metronet, Inc.
Virginia RSA 1 Limited Partnership
360(degrees) Communications Company of North Carolina Limited Partnership

ALLTEL Cellular Associates of Arkansas Limited Partnership
ALLTEL Cellular Associates of South Carolina Limited Partnership
ALLTEL Central Arkansas Cellular Limited Partnership
ALLTEL Missouri RSA #14 Limited Partnership
ALLTEL Northern Arkansas RSA Limited Partnership
Arkansas RSA #2 (Searcy County) Cellular Limited Partnership
Baton Rouge Cellular Telephone Company
Charleston-North Charleston MSA Limited Partnership
Fayetteville MSA Limited Partnership
Florida RSA #1B (Naples) Limited Partnership
Georgia RSA 12 Cellular Partnership
Georgia RSA 8 Cellular Partnership
Las Cruces Cellular Telephone Company
Missouri RSA #15 Limited Partnership
Missouri RSA #2 Partnership
Missouri RSA #4 Limited Partnership
North Carolina RSA #15 Limited Partnership
North Carolina RSA #5 Cellular Partnership
Northwest Arkansas RSA Limited Partnership
Ohio RSA #3 Limited Partnership
Ohio RSA 2 Limited Partnership
Ohio RSA 5 Limited Partnership
Ohio RSA 6 Limited Partnership
Oklahoma RSA #4 South Partnership
Pennsylvania RSA No. 6(1) Limited Partnership
Petersburg Cellular Partnership
Raleigh-Durham MSA Limited Partnership
South Carolina RSA #3 Cellular General Partnership
South Carolina RSA #7 Cellular General Partnership
South Carolina RSA #9 Cellular General Partnership
South Carolina RSA No. 2 Cellular General Partnership
South Carolina RSA No. 4 Cellular General Partnership
South Carolina RSA No. 5 Cellular General Partnership
South Carolina RSA No. 6 Cellular General Partnership
South Carolina RSA No. 8 Cellular General Partnership
Texas RSA #11B Limited Partnership
Texas RSA 7B2 Limited Partnership
Toledo MSA Limited Partnership
Tuscon 21 Limited Partnership
Tyler/Longview/Marshall MSA Limited Partnership
Virginia RSA 2 Limited Partnership
Youngstown-Warren MSA Limited Partnership

                                   EXHIBIT C

                         FORM OF JOINDER TO AGREEMENT

This Joinder to that certain Agreement to Sublease dated December 19, 2000 by and among ALLTEL Communications, Inc., the ALLTEL Entities (as defined therein), and American Towers, Inc. and American Tower Corporation ("Agreement") is executed by the undersigned in accordance with the provisions of the Agreement. The undersigned hereby joins in the execution and delivery of the Agreement, makes the applicable representations set forth in the Agreement, and agrees that the undersigned shall be deemed to be one of the ALLTEL Companies for all purposes under the Agreement. The undersigned agrees to be bound by all terms, covenants and conditions contained in the Agreement, as one of the ALLTEL Companies, as if the undersigned were an original party to the Agreement.

Date:                                   ___________________________________



                                        ___________________________________
                                        By:
                                        Name:
                                        Title:


AGREED TO AND ACKNOWLEDGED BY:         AGREED TO AND ACKNOWLEDGED BY:


____________________________            ___________________________________


____________________________            ___________________________________
By:                                     By:
Name:                                   Name:
Title:                                  Title:

                                   EXHIBIT D

                               FORM OF SUBLEASE



See attached.

                                   EXHIBIT E

                      FORM OF ASSIGNMENT OF GROUND LEASES


                   ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

          THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE ("Assignment") is made and entered into as of this _____ day of ________________, _____ ("Transfer Date") by ____________________________("Assignor") and American Towers, Inc.
("Assignee").


                             PRELIMINARY STATEMENT


          On the ____ day of ____, ____, ____________________, ("Ground
Lessor"), as lessor, and Assignor, as lessee, entered into that certain ____________________ ("Ground Lease") for that certain parcel of real property ("Real Property") located in the County of _______, State of ____, which Real Property is more particularly described in Exhibit "A" attached hereto.
                                           -----------

          In consideration of the mutual covenants contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

          1.  ASSIGNMENT.  As of the Transfer Date, Assignor hereby assigns and
              ----------
transfers all of its rights, title, claim and interest in, to and under the Ground Lease to Assignee and its successors and assigns.

          2.  ACCEPTANCE OF ASSIGNMENT.  Assignee, as of the Transfer Date,
              ------------------------
hereby accepts the foregoing assignment of the Ground Lease and assumes all of the Assignor's liabilities, obligations and duties under the Ground Lease that arise or relate to the period after the Transfer Date.

          3.  BINDING EFFECT.  This Assignment will be binding on and inure to
              --------------
the benefit of the parties herein, their heirs, executors, administrators, successors-in-interest and assigns.

          4.  GOVERNING LAW.  This Assignment will be governed by and construed
              -------------
in accordance with the internal laws of the State in which the Real Property is located without regard to principles of conflicts of laws.

          5.  COUNTERPARTS.  This Assignment may be executed in two or more
              ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          6.  SUPERSEDING AGREEMENTS.  In the event any term hereof conflicts
              ----------------------
with the terms of the Agreement to Sublease dated as of December 19, 2000, by and among ALLTEL Communications, Inc, the ALLTEL Entities, Assignee and American Tower Corporation (the "Agreement to Sublease"), the terms of the Agreement to Sublease shall prevail.

          7.  CAPITALIZED TERMS.  For purposes of this Assignment, all
              -----------------
capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement to Sublease.

          THIS ASSIGNMENT has been executed by Assignor and Assignee on the Transfer Date.



                                  ASSIGNOR:


                                  ________________________________

                                  By:_____________________________

                                  Printed Name:___________________

                                  Title:__________________________



                                  ASSIGNEE:
                                  AMERICAN TOWERS, INC.



                                  By:_____________________________

                                  Printed Name:___________________

                                  Title:__________________________


                           [Add appropriate notary]

                                  EXHIBIT F

                 FORM OF ASSIGNMENT OF EXISTING TENANT LEASES

                                ASSIGNMENT AND
                                --------------
                     ASSUMPTION OF EXISTING TENANT LEASES
                     ------------------------------------


     THIS AGREEMENT ("Agreement") dated as of this ___ day of __________, _____ is entered into by and among _____________________, a _____________________
("Assignor"), and AMERICAN TOWERS, INC., a Delaware corporation ("Assignee").

                                   Recitals:
                                   --------

     WHEREAS, in accordance with the terms and conditions of that certain Agreement to Sublease dated as of December 19, 2000, by and among ALLTEL Communications, Inc, the ALLTEL Entities, Assignee and American Tower Corporation (the "Agreement to Sublease"), Assignee agreed to sublease from Assignor certain Sites and certain associated assets used and useful in the operation of the Sites and agreed to assume certain obligations of Assignor.

                                  Agreement:
                                  ---------

     NOW, THEREFORE, in accordance with the Agreement to Sublease and for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1. For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement to Sublease.

     2. Assignor does hereby irrevocably transfer and assign to Assignee all of the rights, interest, liabilities, obligations and duties of Assignor under the Existing Tenant Leases described in Schedule A attached hereto and Assignee
                                        ----------
hereby assumes and agrees to pay, perform and discharge when due all of the liabilities, obligations, and duties of Assignor under the Existing Tenant Leases described in Schedule A attached hereto arising on or after the date
                    ----------
hereof.

     3. The parties hereto do hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further agreements and assurances as either of the parties hereto may reasonably require to consummate the transactions contemplated hereunder.

     4. In the event any term hereof conflicts with the terms of the Agreement to Sublease, the terms of the Agreement to Sublease shall prevail.



     IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered in its name and on its behalf, as of the date first above written.

          ASSIGNOR


          By: ____________________________________




          AMERICAN TOWERS, INC.


          By: ____________________________________

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

          On ___________, before me, the undersigned notary public, personally appeared _____________________, to me personally known, who, by me duly sworn (or affirmed) did say that he is Vice President of American Towers, Inc. and that the instrument was signed on behalf of said corporation by authority of its board of directors and said ___________________ acknowledged said instrument to be the free act and deed of such corporation.

WITNESS my hand and official seal.


     SIGNATURE: _____________________________________

                                 Notary Public
                My Commission expires _______________________


STATE OF _________________

COUNTY OF _________________

          On ___________, before me, the undersigned notary public, personally appeared _____________________, to me personally known, who, by me duly sworn (or affirmed) did say that he is ____________________ of ______________________________, [the general partner of __________________]
     and that the instrument was signed on behalf of said corporation by authority of its board of directors and said _______________________ acknowledged said instrument to be the free act and deed of such corporation.


WITNESS my hand and official seal.


     SIGNATURE: _____________________________________

                                 Notary Public
                My Commission expires _______________________

                                   EXHIBIT G

                 FORM OF OPINION LETTER FROM ALLTEL'S COUNSEL


                                 See attached.

                                   EXHIBIT H

                   FORM OF OPINION LETTER FROM ATC'S COUNSEL


                                 See attached.

                                   EXHIBIT I

                      FORM OF REQUIRED OASIS INFORMATION


                                 See attached.

                                   EXHIBIT J

                 FORM OF ASSUMPTION OF CONTRACTUAL OBLIGATIONS


                                ASSIGNMENT AND
                                --------------
                       ASSUMPTION OF CONTRACTS AGREEMENT
                       ---------------------------------


     THIS AGREEMENT ("Agreement") dated as of this ___ day of _______, _____ is entered into by and between ____________________, a ________________ corporation
("Assignor"), and AMERICAN TOWERS, INC., a Delaware corporation ("Assignee").

                                   Recitals:
                                   --------

     WHEREAS, in accordance with the terms and conditions of that certain Agreement to Sublease dated as of December 19, 2000, by and among ALLTEL Communications, Inc, the ALLTEL Entities, Assignee and American Tower Corporation (the "Agreement to Sublease"), Assignee agreed to sublease from Assignor certain Sites and certain associated assets used and useful in the operation of the Sites and agreed to assume certain obligations of Assignor.

                                  Agreement:
                                  ---------

     NOW, THEREFORE, in accordance with the Agreement to Sublease and for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1. For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement to Sublease.

     2. Assignor does hereby irrevocably transfer and assign to Assignee all of the rights, interest, liabilities, obligations and duties of Assignor under the Contracts described in Schedule A attached hereto and Assignee hereby
                           ----------
assumes and agrees to pay, perform and discharge when due all of the liabilities, obligations, and duties of Assignor under the Contracts described in Schedule A attached hereto arising on or after the date hereof.
   ----------

     3. The parties hereto do hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further agreements and assurances as either of the parties hereto may reasonably require to consummate the transactions contemplated hereunder.

     4. In the event any term hereof conflicts with the terms of the Agreement to Sublease, the terms of the Agreement to Sublease shall prevail.

     IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered in its name and on its behalf, as of the date first above written.

          ASSIGNOR


          By: ____________________________________




          AMERICAN TOWERS, INC.



          By: ____________________________________

                                   EXHIBIT K

                                    FORM OF
            NOTICE OF MODIFICATION OR ADDITION OF ALLTEL EQUIPMENT


TO:  AMERICAN TOWER

     ______________
     ______________
     Attn:  _______

In accordance with ALLTEL's obligations under Section 5.17 of the Agreement to Sublease dated December 19, 2000 by and among ALLTEL Communications, Inc., the ALLTEL Entities, American Tower Corporation, and American Towers, Inc. ("ATC"), this letter serves as notice to ATC that on _________________ ALLTEL completed certain changes, modifications or additions of ALLTEL equipment at the following
Site:

     Site Name: ____________________
     Site Address:  _________________
     Site Coordinates: _______________
     ALLTEL Site Number (if any): ______

Exhibit 1 attached hereto describes the ALLTEL equipment installed at such Site prior to the recent change, modification, or addition (which Exhibit must be completed in full by ALLTEL where applicable).

Exhibit 2 attached hereto describes the ALLTEL equipment installed currently at such Site following such change, modification, or addition on the date identified above (which Exhibit must be completed in full by ALLTEL where applicable).

The work performed by ALLTEL at this Site was:   (PLEASE CHECK ONE)

          ___ a physical modification of existing equipment on the Site (this Notice is not required for replacements with identical equipment or simple adjustments to existing equipment as long as the location of the equipment is not changed --for example, no Notice is required for downtilting)
          ___ a replacement of existing equipment on the Site (Tower, shelter or other parts of the Site other than replacements with identical equipment)
          ___ addition of new equipment (other than within ALLTEL's existing buildings or shelters)

IS ALLTEL THE ONLY USER OF THIS SITE/TOWER: (Check one) ____ YES or ____ NO

For additional information, please contact the following ALLTEL Representative:

          Name: _______________________________________
          Address: ____________________________________
          Phone: ______________________________________
          Fax: ________________________________________
          Email: ______________________________________

ALLTEL:
________________________________

By: ____________________________
Name: __________________________
Title: _________________________
Date: __________________________

                                   EXHIBIT 1
                                   ---------

          ALLTEL EQUIPMENT EXISTING PRIOR TO MODIFICATION OR ADDITION



                                 SEE ATTACHED

                                   EXHIBIT 2
                                   ---------

              ALLTEL EQUIPMENT FOLLOWING MODIFICATION OR ADDITION



                                 SEE ATTACHED

                                   EXHIBIT L

                                EXCLUDED SITES

See attached.

                                   EXHIBIT M

                                  [RESERVED]

                                  EXHIBIT N-1

                 SITES TO BE COMPLETED BY ALLTEL (ZONED SITES)

See attached.

                                  EXHIBIT N-2

            POTENTIAL SITES TO BE COMPLETED BY ALLTEL (ZONED SITES)

See attached.

                                  EXHIBIT O-1

                           LIST OF IN PROGRESS SITES

See attached.

                                  EXHIBIT O-2

                      LIST OF POTENTIAL IN PROGRESS SITES

See attached.